UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Under Rule 14a-12

RIVERVIEW BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CORPORATE OFFICE

900 Washington, Suite 900

Vancouver, Washington 98660

Phone (360) 693-6650

Fax (360) 693-6275

www.RiverviewBank.com

July 17, 2026

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Riverview Bancorp, Inc. The meeting will be held on Thursday, August 27, 2026 at 10:00 a.m., local time. Our 2026 annual meeting of shareholders will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/RVSB2026. You will not be able to attend the annual meeting in person. To participate in the annual meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.

The Notice of Annual Meeting of Shareholders and Proxy Statement appearing on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on our operations. Directors and officers will be available to respond to appropriate questions of shareholders.

It is important that your shares are represented at this meeting, whether or not you attend the virtual meeting and regardless of the number of shares you own. To make sure your shares are represented, we urge you to vote over the Internet or by requesting, completing and mailing a proxy card.

Sincerely,

Gerald L. Nies
Chairman

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RIVERVIEW BANCORP, INC.

900 WASHINGTON STREET, SUITE 900

VANCOUVER, WASHINGTON 98660

(360) 693-6650

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON AUGUST 27, 2026

Notice is hereby given that the annual meeting of shareholders of Riverview Bancorp, Inc. will be held on Thursday, August 27, 2026, at 10:00 a.m., local time, for the following purposes:

Proposal 1:	Election of two directors to each serve for a three-year term and two directors to each serve for a one-year term.
Proposal 2:	Advisory (non-binding) vote to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement.
Proposal 3:	Approval of the adoption of the Riverview Bancorp, Inc. 2026 Stock Purchase Plan.

We will also consider and act upon such other matters as may properly come before the meeting or any adjournments or postponements thereof. As of the date of this notice, we are not aware of any other business to come before the meeting.

Our 2026 annual meeting of shareholders will be a virtual meeting conducted solely online and can be attended by visiting www.virtualshareholdermeeting.com/RVSB2026. To participate in the annual meeting, you will need the control number located on your proxy card or the instructions that accompanied your proxy materials.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to Be Held on August 27, 2026. Our Proxy Statement, proxy card and Annual Report to Shareholders, are available at https://materials.proxyvote.com/769397.

The Board of Directors has fixed the close of business on July 1, 2026 as the record date for the annual meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof. To ensure that your shares are represented at the meeting, please take the time to vote your proxy, which is solicited by the Board of Directors. You may vote over the Internet or by requesting, signing, dating and mailing a proxy card. The proxy will not be used if you attend the virtual annual meeting and vote during the meeting. Regardless of the number of shares you own, your vote is very important. Please act today.

BY ORDER OF THE BOARD OF DIRECTORS

ANGELA McLEOD-WYSASKE
CORPORATE SECRETARY

Vancouver, Washington

July 17, 2026

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the meeting. You may vote over the Internet. Alternatively, if you request a paper copy of the proxy materials, a pre-addressed envelope will be provided for your convenience. No postage is necessary if mailed in the United States.

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PROXY STATEMENT

OF

RIVERVIEW BANCORP, INC.

900 WASHINGTON STREET, SUITE 900

VANCOUVER, WASHINGTON 98660

(360) 693-6650

ANNUAL MEETING OF SHAREHOLDERS

AUGUST 27, 2026

The Board of Directors of Riverview Bancorp, Inc. is using this Proxy Statement to solicit proxies from our shareholders for use at the annual meeting of shareholders. We first provided access to this Proxy Statement and the form of proxy to our shareholders on or about July 17, 2026.

The information provided in this Proxy Statement relates to Riverview Bancorp, Inc. and its wholly-owned subsidiary, Riverview Bank. Riverview Bancorp, Inc. may also be referred to as “Riverview” and Riverview Bank may also be referred to as the “Bank.” References to “we,” “us” and “our” refer to Riverview and, as the context requires, Riverview Bank.

INFORMATION ABOUT THE ANNUAL MEETING

Our annual meeting will be held as follows:

Date:Thursday, August 27, 2026

Time:	10:00 a.m., local time
Place:	Virtual meeting at www.virtualshareholdermeeting.com/RVSB2026

Matters to Be Considered at the Annual Meeting

At the meeting, you will be asked to consider and vote upon the following proposals:

Proposal 1:	Election of two directors to each serve for a three-year term and two directors to each serve for a one-year term.
Proposal 2:	Advisory (non-binding) vote to approve the compensation paid to our named executive officers, as disclosed in this Proxy Statement.
Proposal 3:	Approval of the adoption of the Riverview Bancorp, Inc. 2026 Stock Purchase Plan.

We also will transact any other business that may properly come before the annual meeting. As of the date of this proxy statement, we are not aware of any other business to be presented for consideration at the annual meeting other than the matters described in this proxy statement.

Who Is Entitled to Vote?

We have fixed the close of business on July 1, 2026 as the record date for shareholders entitled to notice of and to vote at our annual meeting. Only holders of record of Riverview’s common stock on that date are entitled to notice of and to vote at the annual meeting. You are entitled to one vote for each share of Riverview common stock you own, unless you own more than 10% of Riverview’s outstanding shares. As provided in our Articles of Incorporation, record holders of common stock who beneficially own in excess of 10% of Riverview’s outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit. On July 1, 2026, there were 20,160,613 shares of Riverview common stock outstanding and entitled to vote at the annual meeting.

How Do I Vote at the Annual Meeting?

Proxies are solicited to provide all shareholders on the voting record date an opportunity to vote on matters scheduled for the annual meeting and described in these materials. This question provides voting instructions for shareholders of record. You are a shareholder of record if your shares of Riverview common stock are held in your name.

If you are a beneficial owner of Riverview common stock held by a broker, bank or other nominee (i.e., in “street name”), please see the instructions below, under “What if My Shares Are Held in Street Name?”

Shares of Riverview common stock can only be voted if the shareholder is present virtually or by proxy at the annual meeting. To ensure your representation at the annual meeting, we recommend you vote by proxy even if you plan to virtually attend the annual meeting. You can always change your vote at the meeting if you are a shareholder of record.

Voting instructions are included on your proxy card or the important notice regarding the availability of proxy materials you received by mail. Shares of Riverview common stock represented by properly executed proxies will be voted by the individuals named on the proxy card in accordance with the shareholder’s instructions. Where properly executed proxies are returned to us with no specific instruction as to how to vote at the annual meeting, the persons named in the proxy will vote the shares FOR the election of each of our director nominees, FOR advisory approval of the compensation of our named executive officers and FOR approval of the adoption of the Stock Purchase Plan. If any other matters are properly presented at the annual meeting for action, the persons named in the enclosed proxy and acting thereunder will have the discretion to vote on these matters in accordance with their best judgment. We do not currently expect that any other matters will be properly presented for action at the annual meeting.

You may receive more than one proxy depending on how your shares are held. For example, you may hold some of your shares individually, some jointly with your spouse and some in trust for your children. In this case, you will receive three separate proxies to vote.

What if My Shares Are Held in Street Name?

If you are the beneficial owner of shares held in street name by a broker, bank or other nominee (“nominee”), the nominee, as the record holder of the shares, is required to vote the shares in accordance with your instructions. If your common stock is held in street name, you will receive instructions from the nominee that you must follow in order to have your shares voted. The nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form that accompanies this Proxy Statement. If you do not give instructions to the nominee, the nominee may nevertheless vote the shares with respect to discretionary items but will not be permitted to vote your shares with respect to non-discretionary items, pursuant to current industry practice. In the case of non-discretionary items, the shares not voted will be treated as “broker non-votes.” All of the proposals to be presented at the annual meeting are non-discretionary items; therefore, you must provide instructions to the nominee to have your shares voted.

If your shares are held in street name, you will need to follow the instructions provided by the nominee to attend the virtual annual meeting.

Participants in the ESOP or 401(k) Plan

If you participate in the Riverview Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) or if you hold shares through the Riverview Bancorp, Inc. Employees’ Savings and Profit Sharing Plan (“401(k) Plan”), you will receive a proxy card, that will serve as a voting instruction form, that reflects all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustees how to vote the shares of common stock allocated to the participant’s account. The ESOP trustees, subject to the exercise of their fiduciary duties, will vote all unallocated shares of Riverview common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee as to the shares in the 401(k) Employer Stock Fund credited to the participant’s account. The trustee will vote all shares for which no directions are given or for which instructions were not timely received in the same proportion as shares for which the trustee received voting instructions. As of the close of business on the July 1, 2026 voting record date, 364,473 shares have been allocated to participants’ accounts in the ESOP and 172,508 shares have been allocated to participants’ accounts in the 401(k) Plan. The deadline for returning your voting instructions to each plan’s trustee is August 22, 2026.

How Many Shares Must Be Present to Hold the Meeting?

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, virtually or by proxy, of at least a majority of the shares of Riverview common stock entitled to vote at the annual meeting as of the record date will constitute a quorum. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What if a Quorum Is Not Present at the Meeting?

If a quorum is not present at the scheduled time of the meeting, a majority of the shareholders present virtually or represented by proxy may adjourn the meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given unless the meeting is adjourned for 120 days or more. An adjournment will have no effect on the business that may be conducted at the meeting.

Vote Required to Approve Proposal 1: Election of Directors

Directors are elected by a plurality of the votes cast at the annual meeting by holders of Riverview common stock. Accordingly, the four nominees for election as directors who receive the highest number of votes actually cast will be elected. Pursuant to our Articles of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because the nominees receiving the greatest number of votes will be elected. Our Board of Directors unanimously recommends that you vote FOR the election of each of its director nominees.

Vote Required to Approve Proposal 2: Advisory Approval of Named Executive Officer Compensation

Approval of the advisory (non-binding) resolution to approve the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect on the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the compensation of our named executive officers.

Vote Required to Approve Proposal 3: Approval of the Adoption of the Stock Purchase Plan

Approval of the adoption of the Riverview Bancorp, Inc. 2026 Stock Purchase Plan requires the affirmative vote of a majority of the votes present, in person or by proxy, at the annual meeting. Any shareholder represented in person or by proxy at the meeting and entitled to vote on the subject matter may elect to vote for or against this proposal, or may abstain from voting on this proposal. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. Broker non-votes are not entitled to vote and therefore will have no effect on the approval of the proposal. Our Board of Directors unanimously recommends that you vote FOR approval of the adoption of the Riverview Bancorp, Inc. 2026 Stock Purchase Plan.

May I Revoke My Proxy?

You may revoke your proxy before it is voted by:

●	submitting a new proxy with a later date;
●	notifying the Corporate Secretary of Riverview in writing before the annual meeting that you have revoked your proxy; or
●	voting at the annual meeting.

If you plan to attend the virtual annual meeting and vote during the meeting, instructions for voting will be provided.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 1, 2026, the voting record date, information regarding share ownership of:

●	those persons or entities (or groups of affiliated persons or entities) known by management to beneficially own more than five percent of Riverview’s common stock other than directors and executive officers;
●	each director and director nominee of Riverview;
●	each executive officer of Riverview or Riverview Bank named in the Summary Compensation Table appearing under “Executive Compensation” below (known as “named executive officers”); and
●	all current directors and executive officers of Riverview and Riverview Bank as a group.

Persons and groups who beneficially own in excess of five percent of Riverview’s common stock are required to file with the Securities and Exchange Commission (“SEC”), and provide a copy to us, reports disclosing their ownership pursuant to the Securities Exchange Act of 1934 (“Securities Exchange Act”). To our knowledge, no other person or entity, other than those set forth below, beneficially owned more than five percent of the outstanding shares of Riverview’s common stock as of the close of business on the voting record date.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In accordance with Rule 13d-3 of the Securities Exchange Act, a person is deemed to be the beneficial owner of any shares of common stock if that person has voting and/or investment power with respect to those shares. Therefore, the table below includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table may possess voting and/or investment power. In addition, in computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to outstanding options that are currently exercisable or exercisable within 60 days after the voting record date are included in the number of shares beneficially owned by the person and are deemed outstanding for the purpose of calculating the person’s percentage ownership. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

	Number of Shares		Percent of Shares
Name	Beneficially Owned		Outstanding (%)
Beneficial Owners of More Than 5% (Other than Directors and Executive Officers)
Nierenberg Investment Management Company, LLC	2,095,910	(1)	10.4
BlackRock Portfolio Management LLC	1,406,272	(2)	7.0
Dimensional Fund Advisors LP	1,336,020	(3)	6.6
Manulife Financial Corporation	1,076,450	(4)	5.3
Vanguard Capital Management	1,041,881	(5)	5.2

(Table continues on following page)

	Number of Shares		Percent of Shares
Name	Beneficially Owned		Outstanding (%)
Directors
Gerald L. Nies	190,692	(6)	*
Bess R. Wills	48,000	(7)	*
Bradley J. Carlson	22,421	(7)	*
Patricia W. Eby	26,400	(8)	*
Stacey A. Graham	9,150		*
Valerie Moreno	10,150		*
Larry A. Hoff	14,020		*
Kourosh N. Zamanizadeh	11,877		*
Jon L. Girod	--		*
B. Nicole Sherman**	187,674		*
Named Executive Officers
Daniel D. Cox	77,964		*
C. Evan Sowers	24,419		*
All Executive Officers and Directors as a Group (16 persons)	778,700		3.9
*	Less than one percent of shares outstanding.
**	Also a named executive officer.

(1)

Based solely on a Schedule 13D/A filed with the SEC on July 15, 2025, reporting that Nierenberg Investment Management Company, Inc. has shared voting and dispositive power over 2,032,775 shares, D3 Family Fund, LP has shared voting and dispositive power over 696,050 shares, D3 Family Bulldog Fund, LP has shared voting and dispositive power over 1,242,337 shares, HAREDALE LTD has shared voting and dispositive power over 94,338 shares, and David Nierenberg has sole voting and dispositive power over 50,135 shares and shared voting and dispositive power over 2,045,775 shares. The address for Mr. Nierenberg and his related entities is 19605 NE 8th Street, Camas, Washington 98607.

(2)

Based solely on a Schedule 13G filed with the SEC on April 15, 2025, reporting sole voting power over 1,118,161 shares and sole dispositive power over 1,406,272 shares. The address for BlackRock Portfolio Management LLC is 50 Hudson Yards, New York, NY 10001.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 9, 2024, reporting sole voting power over 1,426,207 shares and sole dispositive power over 1,454,830 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(4)

Based solely on a Schedule 13G/A filed with the SEC on May 15, 2026, reporting that Manulife Investment Management Limited has sole voting and dispositive power over 4,709 shares and Manulife Investment Management (US) LLC has sole voting and dispositive power over 1,071,741 shares. Through its parent-subsidiary relationship to Manulife Investment Management Ltd and Manulife Investment Management (US) LLC, Manulife Financial Corporation may be deemed to have beneficial ownership of these shares. The address for Manulife Financial Corporation is 200 Bloor Street East, Toronto, Canada M4W 1ES.

(5)

Based solely on a Schedule 13G filed with the SEC on April 30, 2026, reporting sole voting power over 151,064 shares and sole dispositive power over 1,041,881 shares. The address for Vanguard Capital Management is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(6)	Held in trust jointly with his spouse.
(7)	Held jointly with spouse.
(8)	Includes 5,400 shares held by a family member.

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten members and is divided into three classes. Typically, approximately one-third of the directors are elected annually to serve for a three-year period or until their respective successors are elected and qualified. Effective as of the annual meeting of shareholders, Bradley J. Carlson will retire from the Board of Directors and the Board will decrease its size to nine members. The table below sets forth information regarding each continuing director of Riverview and each nominee for director. Directors Jon L. Girod and Kourosh N. Zamanizadeh were appointed to the Board effective as of March 30, 2026. Messrs. Girod and Zamanizadeh were recommended for appointment by a non-management director.

The Nominating and Governance Committee of the Board of Directors selects nominees for election as directors. Each of our nominees currently serves as a Riverview director. Mr. Girod and Mr. Zamanizadeh will each stand for election for the first time. Ms. Wills and Mr. Hoff have been nominated for a three-year term and Mr. Girod and Mr. Zamanizadeh have been nominated for a one-year term. All of our nominees have consented to being named in this Proxy Statement and have agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The Board of Directors recommends a vote FOR the election of Ms. Wills and Mr. Hoff, each for a three-year term, and Mr. Girod and Mr. Zamanizadeh, each for a one-year term.

	Age as of	Year First Elected or
Name	March 31, 2026	Appointed Director	Term to Expire
Board Nominees
Bess R. Wills	72	2010	2029 (1)
Larry A. Hoff	74	2022	2029 (1)
Jon L. Girod	64	2026	2027 (1)
Kourosh N. Zamanizadeh	38	2026	2027 (1)
Directors Continuing in Office
Stacey A. Graham	74	2020	2027
B. Nicole Sherman	55	2024	2027
Patricia W. Eby	74	2019	2028
Gerald L. Nies	77	2009	2028
Valerie Moreno	58	2021	2028
(1)	Assuming election or reelection.

Set forth below is the principal occupation of each nominee for director and each director continuing in office, as well as a brief description of the qualifications, attributes, skills and areas of expertise of each nominee or director that led to the conclusion that the person should serve as a director of Riverview. All nominees and directors have held their present positions for at least five years unless otherwise indicated.

Bess R. Wills is General Manager/Co-Owner of Gresham Ford in Gresham, Oregon and is responsible for all matters of the day-to-day operation. She has over 30 years of experience in fiscal and corporate administration and management of businesses, including having managed a group of auto dealerships in Southern California. She is active with many business and community organizations and has received statewide recognition for her work with local charities. She has been recognized as Woman Executive of the Year by the Portland Business Journal, as well as received numerous other awards in the Automotive Industry. She is the past Chairperson of the Adventist Medical Foundation in Portland and has served on many other regional non-profit boards, as well as on the Audit Committee for Mt. Hood Community College. Ms. Wills’ career has given her strong leadership experience and knowledge of owning and operating a long-established business. In 2022, she was recognized as one of the six Ford dealers globally with the “Salute to Dealers Award” from Ford Motor Company and the Ford family. Under her leadership, Ford Motor Company granted the only Ford ProElite Commercial Service Center in Oregon at Gresham Ford. This recognition honors dealers who have relentless dedication to the betterment of their communities. In 2023, she was recognized as the Gresham Area Chamber of Commerce “Honoree of the Year” for her leadership in the greater Gresham area business community. She is a member of the Portland

Executives Association. Her business community involvement, as well as her competitive success in her industry, brings a broad set of skills to the Board.

Larry A. Hoff is retired. He served as a State Representative for Washington’s 18th Legislative District from January 2019 until December 2022. Prior to that, Mr. Hoff served as Chief Executive Officer for Fibre Federal Credit Union from May 2001 to January 2017. Mr. Hoff served as the assistant ranking member of the House Consumer Protection and Business Committee. The committee considers an array of consumer protection issues, as well as the safety and soundness of Washington’s banks and credit unions, the regulation of consumer credit and lending, and the regulation of securities and investments. He also served on the House Appropriations Committee and the House Labor and Workplace Standards Committee. Mr. Hoff previously served on the Board of Directors of the Doernbecher Children’s Hospital Foundation, St. Paul Lutheran Church, Vancouver Dawn Lions, Clark County Department of Community Services Advisory Board and the Longview Noon Rotary. He received his Bachelor of Science in Accounting from the University of North Dakota. Mr. Hoff’s expertise in community banking and finance, as well as his knowledge of consumer compliance and banking regulations, make him a valuable addition to the Board.

Kourosh N. Zamanizadeh is co-founder of Laurel, a venture-backed technology company that was formed in 2016 and pioneered the use of artificial intelligence for time capture and analysis in professional services. Laurel serves leading law, accounting, and consulting firms globally and has raised over $150 million in funding. Prior to Laurel, he served as Vice President of Business Development at Bailard, Inc., an investment management firm based in the San Francisco Bay Area, where he focused on client relationships and strategic growth initiatives. Mr. Zamani graduated from the University of California, Berkeley with a Bachelor of Science, Business Administration and holds a Master of Business Administration from the University of California, Berkeley, Haas School of Business. His expertise in technology, complemented by his finance background and community involvement, makes him a valuable addition to the Board.

Jon L. Girod is the owner, builder and developer of Quail Homes and related companies in Vancouver, Washington. Since 1989, he has built over 3,000 homes and developed more than 2,000 lots, with a primary focus on housing for empty nesters and multi-generational lifestyles. A past President of the Building Industry Association, Mr. Girod holds an accounting degree from Linfield University. He also is the founder of Careers in Construction NW, a nonprofit that embeds skilled trade centers on high school campuses, offering industry-relevant curriculum and networking opportunities to help students enter or advance in the skilled trades upon graduation. His business community involvement and expertise in operating a successful residential development company make him a valuable addition to the Board.

Stacey A. Graham is retired. She is the owner of What’s Next? Strategies, a consulting firm she founded in January 2020 that provides strategic, business, marketing and fund-raising counsel to nonprofit companies. From March 2021 until January 2022, she served as the interim President and Chief Executive Officer of The Historic Trust. Ms. Graham served as the President of the Humane Society for Southwest Washington from 2013 to 2020. Prior to that, she was the Executive Vice President and Chief Strategy Officer of First Independent Bank from 2005 until 2012, when the Bank was acquired by Sterling Savings Bank. After the acquisition, Ms. Graham served as Sterling’s Senior Vice President and Merger Integration Officer through the end of 2012. She was a member of the Board of Directors of LightHouse Community Credit Union from June 2017 until November 2020. She is an active volunteer and is involved in many regional and local organizations. In addition, Ms. Graham has served on the boards of YWCA of Clark County, Nonprofit Network of Southwest Washington, Northwest Pilot Project, Friends of the Family, Marion County Red Cross and Children First for Oregon. In 2019, she received the Iris Award given to women in leadership in Southwest Washington. Ms. Graham’s expertise in community banking and marketing, as well as her extensive civic and community involvement, make her a valuable resource to the Board.

B. Nicole Sherman is President and Chief Executive Officer of Riverview and Riverview Bank since July  2024. Ms. Sherman has over 30 years of banking experience at executive leadership levels and has been in the State of Washington for over 20 years. Ms. Sherman most recently served as Chief Operating Officer at Utah First Credit Union prior to joining Riverview. Prior to that, Ms. Sherman was Chief Operating Officer at Numerica Credit Union for three years, Executive Vice President, Director of Retail Banking and Digital Integration of Columbia Bank for ten years, and Executive Vice President, Chief Banking Officer at AmericanWest Bank for seven years. She began her career at Zions Bank, where she served for 15 years in various senior leadership roles. She has also led 11 successful mergers and acquisitions throughout her career. Passionate about her community and industry, Ms. Sherman serves on the Board of Directors for Greater Vancouver Chamber and Oregon Bankers Association. Ms. Sherman holds a Bachelor of Science degree in business administration; and in 2003, she was the first female instructor at Pacific Coast Banking Graduate School at the University of Washington, Foster School of Business and was named 2023 Instructor of the Year.

Patricia W. Eby is Chair of the Board of Riverview Trust Company, a position she has held since 2022. Ms. Eby is a retired Certified Public Accountant. She retired in April 2019 from Peterson & Associates P.S., a certified public accounting firm in Vancouver, Washington, having been affiliated with the firm for 41 years, including 19 years as President and sole owner. Ms. Eby has a B.S. in Accounting from Walla Walla College and a J.D. from Lewis & Clark Law School. She is active in Rotary, PeaceHealth Foundation and the Free Clinic. Ms. Eby’s extensive financial background, tax and accounting expertise, and business and personal contracts in the local market make her a valuable resource to the Board. Ms. Eby has been designated as the audit committee financial expert.

Gerald L. Nies is Chairman of the Board of the Bank and of Riverview, positions he has held since August 2020. Mr. Nies is retired after 42 years in the insurance business. He was President and Chief Executive Officer of Nies Insurance Agency from 1985-2011 and then was Executive Vice President after selling the business to Brown & Brown, Inc. Currently, he is the owner of a small investment property management company. He attended Western Washington University and became a Chartered Property Casualty Underwriter. Mr. Nies is a past Board member of the Washington Independent Agents Association and past President of the National Agent Advisory Council for Safeco Insurance. He also served as one of the five Clark County Emergency Medical Services Administrative Board members, elected Council Member for the City of Battle Ground and Fire Chief for the City of Battle Ground. In 2024 Mr. Nies joined the board of TSO NW, a local charity supporting veterans. Mr. Nies’ diverse career has afforded him expertise in managing financial and operational aspects of business, as well as customer relations.

Valerie Moreno has been the Chief Information Officer (“CIO”) and Chief Information Security Officer (“CISO”) at Reed College since February 2022. In this role, she is responsible for delivering information technology services, strategic planning and developing and maintaining security policies and standards. Prior to that, Ms. Moreno served as the CIO/CISO for Clark College, a position she held from January 2018 to February 2022. In that capacity, she also served as the CIO/CISO liaison between Clark College and the Washington State Community and Technical College system. She served as CISO lead for the IT Security Council for all 34 community and technical colleges. From May 2015 to January 2018, Ms. Moreno was the Director of IT Services for Portland Community College, and previously worked at Northwestern University, AT&T and Qwest. She holds a Bachelor of Science degree from DeVry University in Network and Communication Management. Ms. Moreno previously served on the boards of Centro Cultural, a nonprofit serving the Latino community of Portland, as well as the Chicago Women in Trades and Girls in the Game organizations. She also has prior connections to the PCC Foundation, Youth Job Center and the Hispanic Bell Management Association. Her expertise in technology and information security make her an important addition to the Board.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

AND CORPORATE GOVERNANCE MATTERS

Board of Directors

The Boards of Directors of Riverview and Riverview Bank conduct their business through Board and committee meetings. During the fiscal year ended March 31, 2026, the Riverview Board of Directors held 11 regular meetings and the Bank Board of Directors held 11 regular meetings. No director attended fewer than 75% of the total meetings of the Boards and committees on which he or she served during this period. The Board of Directors regularly meet in executive session, outside of the presence of the Chief Executive Officer and management.

Committees and Committee Charters

Riverview and Riverview Bank’s Boards of Directors have joint Executive, Audit, and Nominating and Governance Committees. Riverview Bank’s Board of Directors also has standing Compensation, Senior Loan and Technology Committees, as well as several other committees. The Audit, Nominating and Governance, and Compensation Committees have adopted written charters, copies of which are available on our website at www.riverviewbank.com. Committee membership is reflected below.

	Executive	Audit	Nominating and Governance	Compensation	Senior Loan	Technology
Bradley J. Carlson		✓	✓			✓
Patricia W. Eby		Chair
Jon L. Girod
Stacey A. Graham			Chair			✓
Larry A. Hoff	✓	✓		Chair
Valerie Moreno				✓	✓	Chair
Gerald L. Nies	Chair				Chair	✓
B. Nicole Sherman	✓				✓	✓
Bess R. Wills	✓		✓	✓
Kourosh N. Zamanizadeh

Recently appointed Directors Girod and Zamanizadeh will be appointed to committees in connection with the Board’s annual committee review process in August.

The Executive Committee acts for the Board of Directors when formal Board action is required between regular meetings. The Committee has the authority to exercise all powers of the full Board of Directors, except that it does not have the power to, among other things, declare dividends, authorize the issuance of stock, amend the Bylaws or approve any agreement of merger or consolidation other than mergers of Riverview subsidiaries. The Executive Committee met three times during the fiscal year ended March 31, 2026.

The Audit Committee oversees management’s fulfillment of its financial reporting responsibilities and maintenance of an appropriate internal control system. It also has the sole authority to appoint or replace our independent registered public accounting firm (“independent auditor”) and oversees the activities of our internal audit functions. The Audit Committee also assists the Board in fulfilling its oversight responsibilities relating to the quality and integrity of financial reports. The Committee meets with the independent auditor to discuss the results of the annual audit and quarterly procedures and to review the audit report prepared by the independent auditor. The members of the Audit Committee also receive and review all reports, findings, disclosures and other information presented to them by the officers regarding financial reporting policies and practices. The Audit Committee regularly meets in executive session with the independent auditor and also routinely meets in executive session with Riverview’s Director of Risk Management. The Audit Committee believes it has fulfilled its responsibilities under its charter. Each member of the Audit Committee is “independent,” in accordance with the requirements for companies listed on The Nasdaq Stock Market LLC (“NASDAQ”). In addition, Ms. Eby has been designated by the Board of Directors as the “audit committee financial expert,” as defined by the SEC. The Audit Committee met four times during the fiscal year ended March 31, 2026.

The Nominating and Governance Committee oversees Riverview’s corporate governance principles and practices. It is also responsible for evaluating overall Board structure, assessing the skills, backgrounds and experience that are represented on the Board. The Committee proposes nominees for appointment or election to the Board and conducts searches to fill director vacancies and the Chief Executive Officer position. Final approval of director nominees is made by the full Board, based on the recommendations of the Committee. The Committee also reviews the level and form of director compensation and manages the Board and committee self-evaluation process. Each member of the Committee is “independent,” in accordance with the requirements for companies listed on NASDAQ. The Committee believes it has fulfilled its responsibilities under its charter. The Committee met eight times during the fiscal year ended March 31, 2026.

Only those nominations made by the Committee or properly presented by shareholders will be voted upon at the annual meeting. As part of its director nominee evaluation process, the Board considers diverse viewpoints, backgrounds and experiences, as well as gender, age, race and ethnicity, as important in the selection of directors to enhance the Board’s diversity. In its deliberations for selecting candidates for nominees as director, the Nominating and Governance Committee evaluates the qualifications of individual candidates, including identifying the beneficial impact a candidate will have on Riverview and the Board in terms of skill set, knowledge of the banking business, the candidate’s independence, communication skills, education, individual success in chosen fields, business development contributions, character, expertise, experience and involvement in community, business and civic affairs. The Committee also considers whether the candidate would provide for adequate representation of the market area of Riverview Bank. Any nominee for director made by the Committee must be highly qualified regarding some or all these attributes. In searching for qualified director candidates to fill vacancies in the Board, the Committee solicits its current Board of Directors for names of potentially qualified candidates. Additionally, the Committee may request that members of the Board of Directors pursue their own business contacts for the names of potentially qualified candidates. The Committee would then consider the potential pool of director candidates, select the candidate the Committee believes best meets the then-current needs of the Board, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a Riverview director. The Committee will consider director candidates recommended by our shareholders. If a shareholder submits a proposed nominee, the Committee would consider the proposed nominee, along with any other proposed nominees recommended by members of our Board of Directors, in the same way the Committee would evaluate its nominees for director. For a description of the proper procedure for shareholder nominations, see “Shareholder Proposals and Nominations” in this Proxy Statement.

The Compensation Committee has overall responsibility for: (1) approving and evaluating the compensation programs and policies for Riverview’s executive officers, which are designed to attract, motivate and retain key individuals responsible for the success of Riverview as a whole; (2) administering and maintaining such programs in a manner that will benefit the long-term interests of Riverview and its shareholders; (3) approving the salary, bonus, stock equity-based and other compensation of Riverview’s executive officers; and (4) periodically reviewing management development activities and succession plans. The Committee meets, outside of the presence of the Chief Executive Officer, to evaluate the Chief Executive Officer’s performance relative to stated goals and approve cash and equity compensation. The Chief Executive Officer makes recommendations to the Committee regarding the compensation of all other executive officers. The Committee considers the Chief Executive Officer’s recommendations, evaluates the performance of the executive officers and determines cash and equity compensation for the executive officers. Each member of the Compensation Committee is “independent,” in accordance with the requirements for companies listed on NASDAQ. The Committee believes it has fulfilled its responsibilities under its charter. The Compensation Committee met four times during the fiscal year ended March 31, 2026.

The Senior Loan Committee consists of Director Nies and another independent director on a rotating basis, and the Chief Executive Officer, and is co-chaired by the Chief Credit Officer, who does not vote on matters presented to the Committee. If any member is unable to attend a meeting, the Chief Financial Officer acts in the member’s absence. The Committee reviews and approves all aggregate lending relationships over $6 million. The Senior Loan Committee met 21 times during the fiscal year ended March 31, 2026.

The Technology Committee reviews and monitors Riverview’s technology strategy and significant technology investments in support of its evolving business needs. The Committee consists of four directors, including the Chief Executive Officer, as well as the Chief Operating Officer, Chief Information Officer, the Director of Risk Management and the Chief Information Security Officer. The Committee reviews information technology strategy, significant new product lines or technology investments and Riverview’s cybersecurity strategy. The Technology Committee met five times during the fiscal year ended March 31, 2026.

Director Qualifications and Experience

The Nominating and Governance Committee considers a number of criteria when selecting new members of the Board. The following table identifies the experience, qualifications, attributes and skills that the Committee considered in making its decision to nominate directors to our Board; however, the fact that a particular attribute was not considered should not be construed to be a determination that the director lacks such an attribute.

	Carlson	Eby	Girod	Graham	Hoff	Moreno	Nies	Sherman	Wills	Zamanizadeh
Experience, Qualification, Skill or Attribute
Professional standing in chosen field	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Expertise in financial services or related industry	✓	✓		✓	✓			✓
Audit Committee Financial Expert (actual or potential)		✓
Civic and community involvement	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Other public company experience	✓
Leadership and team building skills	✓		✓	✓	✓		✓	✓	✓	✓
Diversity by race, gender or culture		✓		✓		✓		✓	✓	✓
Specific skills/knowledge
Finance	✓	✓			✓		✓	✓	✓	✓
Technology						✓	✓	✓	✓	✓
Marketing	✓		✓	✓	✓		✓	✓	✓
Public affairs	✓		✓	✓	✓		✓	✓
Human resources	✓	✓		✓	✓		✓	✓	✓
Governance	✓				✓	✓	✓	✓	✓

Board Involvement in Risk Management Process

Risk management is the responsibility of management and risk oversight is the responsibility of the Board. The Board administers its risk oversight function principally through the division of responsibility within its committee structure, with each board committee being responsible for overseeing risk within its area of responsibility. For example, our Audit Committee plays an important role overseeing our internal audit function and is responsible for reviewing significant reports prepared by the internal audit department. Significant risk oversight matters considered by the committees are reported to and considered by the Board. Some significant risk oversight matters are reported directly to the Board, including matters not falling within the area of responsibility of any committee. Types of risk with the potential to adversely affect Riverview include credit, interest rate, liquidity, compliance risks, cybersecurity and risks relating to our operations and reputation.

Directors keep themselves informed of the activities and condition of Riverview and of the risk environment in which it operates by regularly attending Board and assigned Board committee meetings, and by review of meeting materials, auditors’ findings and recommendations, and supervisory communications. Directors stay abreast of general industry trends and any statutory and regulatory developments pertinent to Riverview and the Bank by periodic briefings by senior management, counsel, auditors or other consultants, and by more formal director education.

The Board oversees the conduct of Riverview’s business and administers the risk management function by:

●	selecting, evaluating, and retaining competent senior management;
●	establishing, with senior management, Riverview’s short- and long-term business objectives, and adopting operating policies to achieve these objectives in a legal and sound manner;

●	monitoring operations to ensure that they are controlled adequately and are in compliance with laws and policies;
●	overseeing Riverview’s business performance; and
●	ensuring that the Bank helps to meet our communities’ credit needs.

These responsibilities are governed by a complex framework of federal and state law and regulation as well as regulatory guidelines applicable to the operation of Riverview and the Bank.

The Board ensures that all significant risk-taking activities are covered by written policies that are communicated to appropriate employees. Specific policies cover material credit, market, liquidity, operational, legal and reputation risks. The policies are formulated to further Riverview’s business plan in a manner consistent with safe and sound practices. The Board ensures that all such policies are monitored by senior management to make certain that they conform with changes in laws and regulations, economic conditions, and Riverview’s and the Bank’s circumstances. The policies are implemented by senior management who develop and maintain procedures, including a system of internal controls, designed to foster sound practices, to comply with laws and regulations, and to protect Riverview against external crimes and internal fraud and abuse. To assist Riverview with respect to risk management, and to assist the Board and Board committees with respect to risk oversight, the Bank employs a Senior Vice President, Director of Risk Management, who works to identify and assess risks in all areas of Riverview and the Bank. The Director of Risk Management reports to the Audit Committee, attends meetings of the Audit Committee on a regular basis, and attends Board and other committee meetings as needed.

Management regularly provides the Board and its various committees with a significant amount of information regarding a wide variety of matters affecting Riverview. This includes senior management reports to the Board. These reports present information in a form meaningful to members of the Board, who recognize that the level of detail and frequency of individual senior management reports will vary with the nature of risk under consideration and Riverview’s and the Bank’s unique circumstances. Matters presented to the Board and Board committees generally include information with respect to risk. The Board and Board committees consider the risk aspects of such information and often request additional information with respect to issues that may involve risk to Riverview. The Board and Board committees also raise risk issues on their own initiative.

The Board has established a mechanism for independent third-party review and testing of compliance with policies and procedures, applicable laws and regulations, and the accuracy of information provided by senior management. This is accomplished, for example, by an internal auditor reporting directly to the Audit Committee. In addition, an external audit is performed. The Audit Committee reviews the auditors’ findings with senior management and monitors senior management’s efforts to resolve any identified issues and recommendations. The Audit Committee provides regular reports of its activities to the Board.

The Board also reviews reports of inspection and examination or other supervisory activity, and any other material correspondence received from Riverview’s regulators. Findings and recommendations, if any, are carefully reviewed, and progress in addressing such matters is routinely monitored.

Corporate Governance

We are committed to establishing and maintaining high standards of corporate governance. The Board of Directors is cognizant of its responsibility to comply with the provisions contained in the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder, as well as NASDAQ rules with respect to corporate governance. The Board and its committees will continue to evaluate and improve our corporate governance principles and policies as necessary and as required.

Leadership Structure. The positions of Chairman of the Board and of President and Chief Executive Officer are held by two different people, which has been the case since April 2018. In addition, Director Bess R. Wills serves as Vice Chair of the Board and leads the Board in the absence of the Chairman of the Board. The Chairman and Vice Chair are recommended by the Nominating and Governance Committee for appointment by the Board. The Board believes the leadership structure is appropriate for Riverview because it provides segregation of duties between managing Riverview and leadership of the Board. It also allows the President and Chief Executive Officer to focus on the day-to-day business of managing our operations, while the Chairman leads the Board.

Director Independence and Tenure. Our common stock is listed on the NASDAQ Global Select Market. In accordance with NASDAQ requirements, at least a majority of our directors must be independent directors. The Board has determined that nine of our ten directors are independent, as defined by NASDAQ. Directors Carlson, Eby, Graham, Hoff, Moreno, Nies, Wills, Girod and Zamanizadeh are all independent.

Our goal is to have a diverse mix of directors with the appropriate experience, independence, knowledge and skills to oversee Riverview and its management team. As part of our Board refreshment efforts, the Board added five new directors in the past five years. New directors bring fresh perspectives and valued skill sets. The directors have an average tenure of 6.5 years, which the Board believes appropriately balances experience and new outlooks.

Code of Conduct. On December 18, 2025, the Board of Directors revised the Officer and Director Code of Conduct, Conflict of Interest and Whistleblower Policy that had originally been adopted on December 17, 2003. The Code is applicable to each of Riverview’s directors and officers, including the principal executive officer and senior financial officers, and requires individuals to maintain the highest standards of professional conduct. A copy of the Code of Conduct, Conflict of Interest and Whistleblower Policy is available on our website at www.riverviewbank.com.

Communication with the Board of Directors. The Board of Directors maintains a process for shareholders to communicate with the Board. Shareholders wishing to communicate with the Board should send any communication to the Corporate Secretary, Riverview Bancorp, Inc., 900 Washington Street, Suite 900, Vancouver, Washington 98660. Any communication must state the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action.

Annual Meeting Attendance by Directors. We do not have a policy regarding Board member attendance at annual meetings of shareholders. All members of the Board of Directors attended the 2025 annual meeting of shareholders.

Related Party Transactions. Federal regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. Because Riverview Bank does not have an employee loan policy, it is therefore prohibited from making any new loans or extensions of credit to its executive officers and directors at different rates or terms than those offered to the general public and has adopted a policy to this effect. The aggregate commitment amount of loans by the Bank to its executive officers and directors was approximately $6,994,370 million at March 31, 2026. These loans (1) were made in the ordinary course of business, (2) were made on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the time for comparable transactions with the Bank’s other customers and (3) did not involve more than the normal risk of collectability or present other unfavorable features when made. All loans are made pursuant to the Bank’s normal loan approval and review procedures, which are governed by written policies. In addition, all loans and aggregate loans to individual directors and executive officers are required to be reported to the Board.

Hedging Policy. Riverview’s insider trading policy prohibits directors and executive officers from purchasing financial instruments or otherwise engaging in transactions that hedge or offset any decrease in the market value of Riverview’s equity securities.

Compensation Recovery Policy. Effective December 1, 2023, the Board of Directors adopted the Riverview Bancorp Compensation Recovery Policy in accordance with the applicable rules of Section 10D of the Securities Exchange Act, Rule 10D-1 under the Securities Exchange Act and Nasdaq Listing Rule 5608, to provide for the recovery of certain incentive compensation in the event of an accounting restatement of Riverview’s financial statements due to material noncompliance with any financial reporting requirement under U.S. securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The policy applies to Riverview’s current and former executive officers, including the named executive officers, and is administered by the Compensation Committee.

Insider Trading Policies and Procedures. We have adopted insider trading policies and procedures applicable to our directors and executive officers (collectively, "insiders"), and have implemented processes that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards. Our policies prohibit insiders and related persons and entities from trading in securities of Riverview and other companies while in possession of material, nonpublic information. Our policies also prohibit insiders from disclosing material, nonpublic information of Riverview, or another publicly traded company, to others who may trade on the basis of that information. The policies require that insiders only trade in Riverview stock during an open window period and pre-clear all transactions in Riverview securities. Our directors and executive officers must also comply with additional trading restrictions. This summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Riverview Bancorp, Inc. Policies and Procedures Governing Trading in Securities and Confidentiality of Insider Information, copies of which is included as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2025.

DIRECTORS’ COMPENSATION

The following table shows the compensation paid to our directors for the fiscal year ended March 31, 2026, with the exception of B. Nicole Sherman, who is our President and Chief Executive Officer and whose compensation is included in the section entitled, “Executive Compensation.”

	Fees Earned or	All Other
Name	Paid in Cash ($)	Compensation ($)	Total ($)
Gerald L. Nies	68,700	—	68,700
Bess R. Wills	44,400	—	44,400
Bradley Carlson	43,300	—	43,300
Patricia W. Eby	48,800	—	48,800
Stacey A. Graham	49,700	—	49,700
Valerie Moreno	44,000	—	44,000
Larry A. Hoff	45,500	—	45,500
Jon L. Girod (1)	—	—	—
Kourosh N. Zamanizadeh (1)	—	—	—
(1)	Messrs. Girod and Zamanizadeh were appointed to the Board effective as of March 30, 2026 and did not receive any compensation during the fiscal year ended March 31, 2026.

Directors receive an annual retainer of $20,000 and a fee of $1,000 for each Board meeting attended. Non-employee directors also receive $300 for each committee meeting or work session attended and $4,500 annually for serving as a director on the Riverview Trust Company Board. The Nominating and Governance Committee recommends to the Board of Directors the amount of fees paid for service on the Board. Directors also receive an annual retainer for the following Board positions: Chairman of the Board, $20,000; Vice-Chairman of the Board, $5,000; and Committee chairs, $7,000.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding compensation earned by our named executive officers.

					Non-equity
					Incentive
				Stock	Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)
B. Nicole Sherman	2026	430,461	—	42,498	—	54,694	527,653
President and Chief Executive Officer (4)	2025	318,750	100,000	896,060	127,720	39,186	1,481,716

Daniel D. Cox	2026	339,304	—	33,501	—	22,403	395,208
Executive Vice President and Chief Operating Officer	2025	324,821	—	63,861	47,581	22,421	458,684

C. Evan Sowers	2026	354,497	—	34,999	44,864	22,735	457,095
President and Chief Executive Officer of Riverview Trust Company	2025	323,060	—	62,398	130,839	24,354	540,651
(1)	Ms. Sherman received a signing bonus upon commencement of employment on July 1, 2024, payable pursuant to her employment agreement, described below.
(2)

Represents the aggregate grant date value of awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation–Stock Compensation.” For a discussion of valuation assumptions, see Note 11 of the Notes to Consolidated Financial Statements in Riverview’s Annual Report on Form 10-K for the year ended March 31, 2026.

(3)	Paid pursuant to the incentive compensation program, described below.
(4)	The following table reflects the other compensation paid to our named executive officers in the year ended March 31, 2026.

				Mobile Phone/
	ESOP	401(k) Plan		Car Allowance/
	Contribution	Contribution	Life Insurance	Club Membership	Board
	($)	($)	Premium ($)	($)	Fees($)
B. Nicole Sherman	1,947	9,209	2,292	7,246	34,000
Daniel D. Cox	3,058	12,507	800	6,038	—
C. Evan Sowers	3,058	5,643	800	13,234	—

Employment and Change in Control Agreements. We have entered into employment and change in control agreements with each of the named executive officers. Ms. Sherman’s employment and change in control agreements both expire on July 1, 2027. Mr. Cox’s employment agreement and change in control agreement expire on August 31, 2028 and December 31, 2026, respectively. Mr. Sowers’s employment agreement and change in control agreement both expire on December 31, 2026, respectively. Employment agreements are subject to periodic renewal provisions and change in control agreements are subject to annual renewal provisions. For the year ended March 31, 2026, the annual salaries of Ms. Sherman, Mr. Cox and Mr. Sowers were $437,750, $345,050 and $360,500, respectively. The salaries, which are paid by Riverview Bank, must be reviewed annually and may be increased at the discretion of the Board. The employment agreements also provide that the executives will participate in our annual incentive plan and receive all benefits that we provide to our employees generally. The employment agreements provide that compensation must be paid in the event of disability, termination without cause or termination by the executive for reasons specified in the agreements. The change in control agreements provide that compensation must be paid in connection with a termination in the event of a change in control. These termination payments are described below under “Potential Payments Upon Termination.”

Compensation Program Elements. The Compensation Committee focuses primarily on the following four components in forming the total compensation program for our executive officers: base salary; incentive compensation; deferred compensation; and long-term incentive compensation. The current compensation plans involve a combination of salary and incentive compensation to reward short-term performance, and deferred compensation and equity awards to reward long-term performance.

Base Salary. The purpose of base salary is to create a secure base of cash compensation for our employees. Salary levels are designed to be competitive within the banking and financial services industries. In setting competitive salary levels, the Compensation Committee regularly evaluates current salary levels by surveying similar institutions in Washington, Oregon and the Western Region of the United States. The survey analysis focuses primarily on asset size, nature of ownership, type of operation and other common factors. Specifically, the Committee reviews a peer group comprised of 23 similarly sized community banks ranging in asset size from $1 billion to $4.5 billion.  In addition, the Committee reviews the Aon McLagan Community Banking Survey and Economic Research Institute (ERI) Salary data. We analyze the survey results by position and compare the market data median to Riverview Bank's data. Midpoints of each Riverview pay range are compared to the market median of survey data to determine if pay range adjustments are necessary to remain competitive. The Compensation Committee also considers the relevant position’s scope of responsibility, the executive’s experience and tenure, and Riverview’s overall financial performance.

Incentive Compensation Program. We believe it is appropriate to provide individuals who are responsible for managing existing business and/or generating new business with competitive incentive compensation opportunities. Our incentive compensation plan is designed to provide for incentive compensation with established targets of up to 40% of salary for the Chief Executive Officer, 30% of salary for executive vice presidents and 10% to 30% of salary for senior management. Certain other officers may participate in the plan at a level of 10% to 30% of salary. By rewarding the attainment of goals, we truly utilize incentive for actual individual and corporate performance, and are competitive in the marketplace. We may utilize the services of compensation consultants, as needed, to remain fair and competitive in the future.

The Compensation Committee reviews and approves goals and incentive participation each year. Individual participant goals and performance modifier targets are communicated to participants in writing in the first quarter of the fiscal year to which the goals apply. Goals are measured against performance after the end of the fiscal year. Results are communicated the month following year-end for each participant. The performance modifier ranges from zero to a maximum of two times the salary at risk percentage. In making awards under the incentive compensation plan, the Compensation Committee and Chief Executive Officer or executive officers, as appropriate, review quantifiable data versus a plan approved by the Board. The plan also provides for subjective evaluation of performance by the Committee and Chief Executive Officer or executive officers, as appropriate.

Currently, performance measures include financial objectives such as profitability, asset quality, deposit growth and a non-financial objective based on individual personal goals. Participant salaries are recorded, with specific goals tied to Riverview’s goals for the year, and a percentage of compensation is noted as a target award opportunity. For example, if a named executive officer’s salary is $250,000 per year with a 30% target award opportunity, the opportunity for incentive compensation is $75,000 if goals are met at 100%. The target award opportunity is divided into several goals based on Riverview’s annual goals. A performance modifier is used to determine the percentage of the goal met. A goal partially met at 88% with a weight factor of 25% would look like this:

$250,000 x 30% target award opportunity = $75,000

Goal Weight	Performance Modifier	Result
0.25	0.88	0.22

$75,000 x 0.22 = $16,500

Performance goals are assessed annually and paid following the fiscal year end. For the fiscal year ended March 31, 2026, the performance goals for the named executive officers were as follows:

Category (Bank)	Weighting	Goal
Return on Average Assets	25%	Return on Average Assets of 0.38%
Deposit growth	30%	Deposit growth of 3%
Loan growth	30%	Loan growth of 3%
Personal goals	15%	Individual business plan goals

Category (Trust Company)	Weighting	Goal
Return on Average Assets (Bank)	35%	Return on Average Assets of 0.38%
Pre-Tax Income - Trust Company	50%	Pre-tax income of $3,000,000
Personal goals	15%	Individual business plan goals

Incentive compensation is awarded when Riverview achieves performance goals, subject to the discretion of the Compensation Committee. Maximum incentive compensation is limited to no more than 20% of net income. For 2026, the executive officers contributed to Riverview’s achievement by meeting their personal goals related to individual business plans and strategic plan initiatives. The Bank’s executive team, however, elected to forgo any payout related to personal goals because corporate goals were not met. The Bank’s executive team elected to put the priorities of the business, its people and shareholders first. Mr. Sowers, President and Chief Executive Officer of Riverview Trust Company, earned an incentive related to the pre-tax income of the Trust Company.

Long Term Incentive Compensation. We believe that performance-based pay opportunities and equity awards motivate high levels of performance, align the interests of the directors and officers with those of our shareholders and effectively recognize director and officer contributions to Riverview’s success. On July 26, 2017, our shareholders approved the 2017 Equity Incentive Plan. This plan provides for the award of stock options, restricted stock and restricted stock units. The 2017 Equity Incentive Plan is intended to provide us flexibility in our ability to motivate, recruit and retain the highly qualified officers and other key personnel who help Riverview meet its goals, as well as reward and encourage current directors and employees. The awards also serve to promote an executive’s continued service to Riverview by vesting over a period of several years. Awards are allocated based upon regulatory practices and policies, and the practices of other publicly-traded financial institutions as verified by external surveys. Awards are based upon the executive officers’ level of responsibility and expected contributions to Riverview and Riverview Bank. These factors differ from year to year, but are fundamentally driven by the Committee’s view on what is necessary to most effectively support Riverview’s business and leadership strategies.

In connection with the 2017 Equity Incentive Plan, on April 18, 2018, the Committee established the 2018 Long-Term Incentive Plan, under which the Committee determined to grant both time-based and performance-based awards to each of the named executive officers. The time-based awards vest ratably over a three-year period. Awards of performance-based restricted stock (“performance shares”) are contingent on attaining pre-established performance goals. The Committee reviews and approves goals in consultation with management. The Committee established threshold, target and stretch performance levels and associated payouts. At the end of the performance period, resulting payouts are determined based on Riverview’s performance relative to the performance goals. The performance shares vest ratably over a two-year period after the end of the performance period. For fiscal year 2026, the performance goal was based on Riverview’s earnings per share. This goal was not met for performance awards payable for fiscal year 2026 and the performance shares were forfeited.

Stock ownership is also enhanced through participation in our ESOP, under which eligible employees receive an allocation of Riverview stock based on a percentage of eligible wages. The Board of Directors has appointed an administrative committee of Riverview officers to administer the ESOP and the 401(k) Plan, and the named executive officers are eligible to participate in both of these plans. On an annual basis, Riverview allocates shares to the ESOP, which applies to all eligible participants including the named executive officers. In fiscal year 2026, Riverview contributed 25,000 shares into the ESOP on behalf of eligible participants, and matched 100% of the first three percent and 50% of the next two percent of participants’ contributions into the 401(k) Plan each payroll period.

Outstanding Equity Awards

The following information with respect to unvested stock awards as of March 31, 2026 is presented for the named executive officers. The named executive officers did not have any stock options outstanding at March 31, 2026.

			Equity Incentive Plan Awards:
	Equity Incentive Plan Awards:		Market Value of Shares or Units
	Number of Shares or Units of		of Stock that Have Not Vested
Name	Stock that Have Not Vested		($)(1)
B. Nicole Sherman	153,673	(2)	845,202
Daniel D. Cox	17,059	(3)	93,825
C. Evan Sowers	17,858	(4)	98,219
(1)	Amounts shown are calculated using the closing price of Riverview common stock of $5.50 on March 31, 2026.
(2)

Reflects 8,252 shares granted on September 19, 2025, which vest ratably over three years beginning on September 19, 2026; 5,534 shares granted on December 30, 2024, which vest ratably over three years beginning on July 10, 2025; 16,601 shares which vest 50% on July 10, 2026 and 50% on July 2027; and 125,130 shares which cliff vest on July 10, 2029.

(3)

Reflects 6,505 shares granted on September 19, 2025, which vest ratably over three years beginning on September 19,2 026; 2,372 shares granted on July 7, 2023, which vest ratably over three years from the date of grant; 4,744 shares which vest 50% on July 7, 2025 and 50% on July 2026; 2,772 shares granted on December 30, 2024, which vest ratably over three years beginning on July 10, 2025; and 5,543 shares which vest 50% on July 10, 2026 and 50% on July 2027.

(4)

Reflects 6,796 shares granted on September 19, 2025, which vest ratably over three years beginning on September 19,2026; 2,879 shares granted on July 7, 2023, which vest ratably over three years from the date of grant; 5,758 shares which vest 50% on July 7, 2025 and 50% on July 2026: 2,708 shares granted on December 30, 2024, which vest ratably over three years beginning on July 10, 2025; and 5,417 shares which vest 50% on July 10, 2026 and 50% on July 10, 2027.

Potential Payments Upon Termination

We have entered into agreements with the named executive officers that provide for potential payments upon  disability, termination and retirement. In addition, our equity plans also provide for potential payments upon termination. The following table shows, as of March 31, 2026, the value of potential payments and benefits following a termination of employment under a variety of scenarios.

		Termination
		Without Cause
		by Employer	Qualifying
		or Termination	Termination
		for Good	Following
		Reason by	Change in	Normal
	Disability ($)	Employee ($)	Control ($)	Retirement ($)	Death ($)
B. Nicole Sherman
Employment Agreement	157,127	448,961	—	—	—
Change in Control	—	—	1,848,946	—	—
Equity Plans	845,202	845,202	845,202	—	845,202
Daniel D. Cox
Employment Agreement	134,096	364,129	—	—	—
Change in Control	—	—	1,370,597	—	—
Equity Plans	93,825	93,825	93,825	—	93,825
C. Evan Sowers
Employment Agreement	139,246	379,579	—	—	—
Change in Control	—	—	1,196,954	—	—
Equity Plans	98,219	98,219	98,219	—	98,219

Employment Agreements. We have entered into employment agreements with each of the named executive officers. Each agreement provides for payments to the executive upon disability or termination. If an executive becomes disabled during the term of the executive’s employment agreement, the executive’s employment will terminate. Riverview Bank must then pay the executive a lump sum payment equal to four months of base salary on the effective date of the termination. In addition, the Bank must provide continued coverage or pay a cash amount equal to the premiums that the Bank would have paid on the executive’s behalf for life, medical, dental and disability coverage. The disability payments will end on the earlier of: (1) the date of the executive’s full-time employment by another employer; (2) the executive’s death; or (3) 12 months.

The employment agreements also provide for benefits in the event of an executive’s termination. If the executive’s employment is terminated for any reason other than a change in control or cause, or the executive terminates their employment for good reason (as defined in the agreement), the Bank must pay the executive a severance benefit in an aggregate amount equal to the sum of the following: (1) 12 months of executive’s base salary; (2) cash amount equal to the premiums that the Bank would have paid on the executive’s behalf for life, medical and disability coverage for 12 months; and (3) any incentive compensation payment earned for a prior performance period but not yet paid. The employment agreements restrict each executive’s right to compete against Riverview or Riverview Bank for a one-year period following termination of employment.

Change in Control Agreements. We have entered into change in control agreements with each of the named executive officers that provide for severance payments and other benefits in the event of certain terminations of employment in connection with a change in control of Riverview. If within 24 months after a change in control (or within six months prior to a change in control for Ms. Sherman), the executive’s employment is terminated other than for cause, or the executive terminates their employment for good reason as defined the in agreement, Riverview must pay a lump sum severance payment of the following: (1) 30 months of executive’s base salary and target annual incentive compensation (36 months for Ms. Sherman); (2) prorated incentive compensation for the fiscal year in which the termination occurs based on the executive’s target annual incentive compensation through the month ended before the date of termination; (3) any incentive compensation earned for a prior performance period but not yet paid; and (4) accelerated vesting to 100% on all stock options or restricted stock issued to the executive. The change in control agreements also require continued coverage under life, medical and disability insurance for 18 months, or a lump sum equal to the premiums that would have been paid if continued coverage is not possible. The change in control agreements contain provisions requiring reduction of any payments that would be deemed to constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Equity Plans. Our 2017 Equity Incentive Plan provides that unvested awards will become exercisable or vest in connection with a change in control only if the participant experiences an involuntary termination other than for cause within 365 days following the change in control event or the acquiring company does not either assume the outstanding award or replace the outstanding award with an equivalently-valued award.

Pay Versus Performance

In August 2022 pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”), the SEC adopted Item 402(v) of Regulation S-K, requiring information about the relationship between executive compensation actually paid (“CAP”) to our named executive officers and Riverview’s financial performance.

									Value of
									Initial Fixed
							Average		$100
	Summary		Summary		Summary		Summary	Average	Investment
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Based on
	Table	Actually	Table	Actually	Table	Actually	Table	Actually	Total
	Total for	Paid to	Total for	Paid to	Total for	Paid to	Total for	Paid to	Shareholder
	PEO #1	PEO #1	PEO #2	PEO #2	PEO #3	PEO #3	Non-PEO	Non-PEO	Return
Year	($)(1)	($)(2)	($)(1)	($)(2)	($)(1)	($)(1)	NEOs ($)(1)	NEOs ($)(2)	($)(3)	Net Income ($)
2026	527,653	507,213	—	—	—	—	426,152	424,942	11.20	(4,341,000)
2025	1,481,716	1,609,280	458,033	483,033	—	—	442,332	459,921	(17.3)	4,903,000
2024	—	—	403,949	382,111	264,775	264,775	380,390	362,957	(22.0)	3,799,000
(1)

During the year ended March 31, 2026, B. Nicole Sherman served as our PEO (PEO #1). During the year ended March 31, 2025, B. Nicole Sherman (PEO #1) and Daniel D. Cox (PEO #2) each served as our principal executive officer (“PEO”). During the year ended March 31, 2024, Daniel D. Cox (PEO #2) and Kevin J. Lycklama (PEO #3) each served as our PEO. The non-PEO named executive officers (non-PEO NEOs) for 2026 and 2025 are Daniel D. Cox and C. Evan Sowers, and for 2024 are C. Evan Sowers and David Lam.

(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by Riverview’s NEOs. These amounts reflect the Summary Compensation Table totals with certain adjustments. Adjustments for 2026 are as follows:

		Average of
		Non-PEO
	PEO #1 ($)	NEOs ($)
Summary Compensation Table total	527,653	426,152
Deduction for amounts reported under the Stock Awards column in the Summary Compensation Table	42,498	34,250
Year-end value of equity awards granted during year that remain unvested as of year‑end	45,386	36,578
Year over year change in fair value of outstanding and unvested equity awards	(23,051)	(2,619)
Year over year change in fair value of equity awards granted in prior years and vested in the year	(277)	(919)
Compensation Actually Paid	507,213	424,942
(3)	Total Shareholder Return assumes $100 invested on March 31, 2023, with all dividends reinvested.

The following charts illustrate the relationship between the compensation actually paid to our named executive offers, calculated in accordance with Item 402(v) of Regulation S-K, and Riverview’s total shareholder returns on a cumulative basis, assuming an investment of $100 on March 31, 2023 and all dividends reinvested. and net income.

* Includes one-time signing bonus and equity compensation upon commencement of CEO Sherman’s employment with the Company.

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Under the Dodd-Frank Act, we are required to periodically include in our annual meeting proxy statements and present at the annual meeting of shareholders a non-binding shareholder resolution to approve the compensation of our named executive officers, as disclosed in the proxy statement pursuant to the compensation disclosure rules of the SEC. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse the compensation of Riverview’s named executive officers as disclosed in the proxy statement. The proposal will be presented at the annual meeting in the form of the following resolution:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation of Riverview Bancorp Inc.’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables and related material in Riverview’s Proxy Statement for the 2026 annual meeting of shareholders.

This vote will not be binding on our Board of Directors or Compensation Committee and may not be construed as overruling a decision by the Board or create or imply any additional fiduciary duty on the Board. It will also not affect any compensation paid or awarded to any executive. The Compensation Committee and the Board may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The purpose of our compensation policies and procedures is to attract, retain and motivate key executives of proven ability who are critical to our future success. We believe that our compensation policies and procedures are strongly aligned with the long-term interests of our shareholders. Our compensation programs are designed to balance short-term and long-term objectives, and to attract executive talent, retain a team of effective leaders and provide stability for Riverview. Our compensation program is guided by the philosophy that total executive compensation should vary based on achievement of corporate goals and objectives, and should closely align with Riverview’s financial performance. The Compensation Committee of the Board of Directors believes that the executive compensation for fiscal 2026 is reasonable and appropriate, and is justified by Riverview’s strong financial performance.

The Board of Directors recommends that you vote FOR approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 3 – APPROVAL OF THE ADOPTION OF THE
RIVERVIEW BANCORP, INC. 2026 STOCK PURCHASE PLAN

We are asking shareholders to vote on a proposal to approve the adoption of the Riverview Bancorp, Inc. 2026 Stock Purchase Plan.

Overview

On June 25, 2026, after considering the recommendation of the Compensation Committee, the Board of Directors adopted the Stock Purchase Plan. The Plan requires shareholder approval before it can be implemented. The Board believes that the Stock Purchase Plan will advance the interests of Riverview and its shareholders by providing eligible employees with a convenient opportunity to purchase shares of Riverview common stock through accumulated payroll deductions or other permitted contributions. The Stock Purchase Plan is intended to encourage broad-based employee stock ownership, further align the interests of employees and shareholders, and support Riverview’s ability to attract, retain and motivate employees.

We are asking shareholders to approve the Stock Purchase Plan and the reservation of 600,000 shares of Riverview common stock for issuance or purchase under the Plan. Shareholder approval is being sought to satisfy the shareholder approval requirement under Section 423 of the Internal Revenue Code and to approve the Plan as a whole, including the Non-423 Component and the share reserve, including to the extent required under applicable Nasdaq rules or other legal requirements.

If shareholders approve this proposal, the Stock Purchase Plan will become effective upon shareholder approval and will become operationally effective on the date on which the first offering under the Stock Purchase Plan is implemented. If shareholders do not approve this proposal, the Stock Purchase Plan will not become effective.

The following summary describes the material features of the Stock Purchase Plan. This summary does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Plan, which is attached to this Proxy Statement as Appendix A.

Summary of the Stock Purchase Plan

The Stock Purchase Plan is intended to provide eligible employees with the opportunity to make a direct investment in Riverview through periodic purchases of Riverview common stock. Unless otherwise provided in an offering document, the Stock Purchase Plan generally permits eligible participants to purchase shares at 85% of the lesser of the fair market value of Riverview common stock on the first day of the applicable offering period or on the applicable purchase date.

Administration

The Stock Purchase Plan will be administered by the Board, the Compensation Committee, or another committee, person or delegate designated by the Board or the Compensation Committee. We refer to the applicable administrator as the “Administrator.” Subject to the terms of the Stock Purchase Plan, the Administrator has authority to interpret the Plan, establish administrative rules and procedures, determine the terms of offerings, designate participating subsidiaries or affiliates, determine eligibility, establish purchase and contribution limits, make adjustments, correct administrative errors, and take such other actions as it determines necessary or appropriate to administer the Stock Purchase Plan. The Administrator’s determinations under the Stock Purchase Plan will be final and binding.

Shares Subject to the Stock Purchase Plan

Subject to adjustment as described below, the maximum aggregate number of shares of Riverview common stock that may be issued, transferred, delivered or otherwise made available under the Stock Purchase Plan is 600,000 shares. The share reserve applies in the aggregate to the Stock Purchase Plan, including both the Section 423 Component and the Non-423 Component. Shares used under either component will reduce the number of shares remaining available under the Stock Purchase Plan.

The Stock Purchase Plan does not provide for any automatic annual increase in the number of shares reserved for issuance. Any increase in the share reserve must be approved by the Board and, to the extent required by Section 423, securities laws, stock exchange rules or other applicable law, by Riverview’s shareholders. Shares made available under the Stock Purchase Plan may consist of authorized but unissued shares, treasury shares, shares reacquired by Riverview, shares purchased by Riverview on the open market, or any combination of the foregoing, as determined by the Administrator.

As of the record date, Riverview had 20,160,613 shares of common stock outstanding. The 600,000 shares reserved under the Stock Purchase Plan represent approximately 3.0% of Riverview common stock outstanding as of that date. If all shares reserved under the Stock Purchase Plan were issued as newly issued shares, the issuance would result in potential dilution to existing shareholders of approximately 3.0%, based on the number of shares outstanding as of the record date. The closing price of Riverview common stock on Nasdaq on July 13, 2026, the latest practicable date before the filing of this Proxy Statement, was $5.33 per share. Based on that closing price, the aggregate market value of the 600,000 shares reserved under the Stock Purchase Plan was approximately $3.2 million.

Eligibility

Employees of Riverview and its designated subsidiaries are generally eligible to participate in the Section 423 Component, subject to the specific eligibility requirements, exclusions and administrative procedures established under the Plan and the applicable offering. Unless otherwise provided in an offering document, an employee must complete at least one month of continuous employment before the applicable enrollment date to participate in an offering.

The Administrator may exclude employees or categories of employees from participation to the extent permitted under Section 423, including employees who have not satisfied a permissible service requirement, employees whose customary employment is 20 hours or less per week, employees whose customary employment is five months or less in any calendar year, certain collectively bargained employees, certain nonresident alien employees, and highly compensated employees or a subset of highly compensated employees.

No employee may be granted a purchase right under the Section 423 Component if, immediately after the grant, the employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of Riverview or any parent or subsidiary corporation, as determined under Section 423.

As of the record date, approximately 259 employees would be eligible to participate in the Section 423 Component, including approximately six executive officers and approximately 253 employees who are not executive officers, subject to the terms of the Plan and the applicable offering. Non-employee directors are not eligible to participate in the Section 423 Component. As of the record date, nine non-employee directors would be eligible to participate in the Non-423 Component if participation is expressly authorized under the Plan.

Section 423 Component

The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The Section 423 Component is intended to be interpreted and administered in a manner consistent with Section 423, including the requirements relating to eligible employees, equal rights and privileges, shareholder approval, the 5% ownership limitation, the $25,000 annual accrual limitation, and nontransferability of purchase rights.

Non-423 Component

The Non-423 Component is not intended to qualify under Section 423. The Non-423 Component may be used to provide purchase opportunities that are not intended or required to satisfy Section 423, including purchase opportunities for employees of entities that are not eligible to participate in the Section 423 Component, supplemental purchases that do not qualify under Section 423, director participation, or other participation expressly authorized under the Plan, subject in each case to the terms and limits of the Plan, the applicable offering document, applicable law and applicable governance procedures.

Non-employee directors may participate under the Non-423 Component only if expressly authorized under the Plan. Unless an offering document establishes a lower limit, no non-employee director may purchase more than $50,000 of shares under the Non-423 Component in any calendar year, measured by the aggregate purchase price paid by the director.

Purchase of Shares

The Stock Purchase Plan permits eligible participants to purchase shares of Riverview common stock through accumulated payroll deductions or other permitted contributions. Unless otherwise provided in an offering document, a participant may elect contributions of not less than 1% and not more than 10% of compensation for the applicable offering.

Contributions under the Section 423 Component may be made only by payroll deduction unless otherwise required by applicable law or otherwise permitted in a manner consistent with Section 423. Contributions under the Non-423 Component may be made through payroll deductions, director fee reductions, lump-sum payments, wire transfers or any other payment method approved by the Administrator and specified in the applicable offering document.

Unless otherwise provided in an offering document, the Stock Purchase Plan will be implemented through consecutive, non-overlapping offering periods of approximately six months, with each offering period consisting of one purchase period. The Administrator may establish a different duration, commencement date, ending date or structure for any future offering, subject to the terms of the Plan. No offering period under the Section 423 Component may exceed 27 months from the applicable offering date.

Each purchase date will occur on the last trading day of the applicable offering period, unless otherwise provided in an offering document. The Administrator may establish one or more purchase dates for any offering and may coordinate purchase dates with payroll processing, vendor administration, open trading windows, blackout periods or other administrative or legal considerations.

Purchase Price

Unless otherwise provided in an offering document, the purchase price for an offering under the Section 423 Component will be 85% of the lower of: (1) the fair market value of a share of Riverview common stock on the offering date; or (2) the fair market value of a share of Riverview common stock on the applicable purchase date. In no event will the purchase price for an offering under the Section 423 Component be less than the minimum purchase price permitted under Section 423. The purchase price for an offering under the Non-423 Component will be determined by the Administrator and set forth in the applicable offering document. The purchase price under the Non-423 Component may be the same as, or different from, the purchase price under the Section 423 Component, subject to applicable law and the terms of the Plan. For purposes of the Stock Purchase Plan, fair market value generally will be determined by reference to the closing price of Riverview common stock on Nasdaq on the applicable date, or in such other manner as may be provided in the Plan.

Purchase Limits

The Administrator may establish limits on contributions and on the number or value of shares that may be purchased by any participant during an offering, purchase period, purchase date, calendar year or other period. Under the Section 423 Component, no participant may accrue rights to purchase shares under the Stock Purchase Plan and all other Section 423 employee stock purchase plans of Riverview and its related corporations at a rate that exceeds $25,000 in fair market value of shares, determined at the time the purchase right is granted, for each calendar year in which the purchase right is outstanding.

Participation and Withdrawal

Participation in the Stock Purchase Plan is voluntary. An eligible person becomes a participant only by enrolling in an offering in accordance with the Plan, the applicable offering document and procedures established by the Administrator. A participant may withdraw from an offering in accordance with the procedures and deadlines established by the Administrator. Upon withdrawal, the participant’s purchase right under the applicable offering will terminate, no further contributions will be made for that offering, and the participant’s accumulated but unused contributions generally will be returned without interest, unless otherwise required by applicable law.

Termination of Employment or Service

If a participant’s employment or other eligible service terminates before a purchase date, the participant’s purchase right generally will terminate, and accumulated but unused contributions generally will be returned without interest, unless otherwise required by applicable law or provided by the Administrator in accordance with the Plan.

Transferability

Purchase rights granted under the Stock Purchase Plan generally are not transferable by a participant, other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant. Any attempted sale, assignment, transfer, pledge or other disposition of a purchase right in violation of the Plan will be void and may result in termination of the purchase right, as determined by the Administrator.

Adjustments

In the event of a stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, separation, spin-off, reorganization, liquidation, extraordinary cash dividend, or other similar event or transaction affecting Riverview common stock or the capital structure of Riverview, the Administrator will make such equitable adjustments as it determines appropriate to the number and class of shares available under the Stock Purchase Plan, the number and class of shares subject to outstanding purchase rights, the purchase price applicable to outstanding purchase rights, applicable purchase limits, and any other Plan term affected by the event.

Corporate Transactions

In the event of a corporate transaction, including any transaction that the Administrator determines constitutes a change in control of Riverview, the Administrator may take such action as it determines appropriate with respect to outstanding purchase rights. These actions may include continuing an offering, providing for assumption or substitution of outstanding purchase rights by the surviving, acquiring or successor entity or its parent, adjusting outstanding purchase rights to reflect the transaction, shortening the offering period and establishing a new purchase date before the transaction, terminating the offering and refunding contributions, or taking any other action the Administrator determines appropriate and consistent with the Plan and applicable law.

Amendment and Termination

The Board may amend, suspend or terminate the Stock Purchase Plan at any time, subject to the terms of the Plan. Shareholder approval will be obtained for any amendment to the extent required by Section 423, Nasdaq rules, other applicable law, or the Plan.

Following shareholder approval, the Stock Purchase Plan will become operationally effective on the date on which the first offering under the Stock Purchase Plan is implemented with Riverview’s third-party administrator, as determined by the Board or the Administrator. Unless earlier terminated in accordance with the Plan, no purchase right may be granted under the Stock Purchase Plan after the tenth anniversary of that operational effective date.

Interests of Directors and Executive Officers

Riverview’s directors and executive officers have an interest in this proposal because they may be eligible to participate in the Stock Purchase Plan. Executive officers who are eligible employees may participate in the Section 423 Component on the same basis as other eligible employees, subject to the terms and limits of the Plan. Non-employee directors may participate only under the Non-423 Component, only if expressly authorized under the Plan, and only subject to the Plan’s applicable limits, including the $50,000 calendar-year limit described above.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of participation in the Stock Purchase Plan. This summary is based on current U.S. federal income tax law and is not a complete description of all tax consequences that may apply. The summary does not address state, local, foreign or other tax consequences. Participants should consult their own tax advisors regarding the tax consequences of participating in the Stock Purchase Plan and disposing of shares purchased under the Stock Purchase Plan.

Section 423 Component. A participant generally will not recognize taxable income when a purchase right is granted under the Section 423 Component or when shares are purchased under the Section 423 Component. The tax treatment of a participant’s disposition of shares purchased under the Section 423 Component depends on whether the participant satisfies the applicable statutory holding periods.

A “qualifying disposition” generally occurs if the participant disposes of shares more than two years after the date the purchase right was granted and more than one year after the date the shares were purchased. In a qualifying disposition, the participant generally will recognize ordinary income equal to the lesser of: (1) the excess, if any, of the fair market value of the shares at the time of disposition over the purchase price paid for the shares; or (2) the excess, if any, of the fair market value of the shares on the date the purchase right was granted over the purchase price that would have applied if the purchase right had been exercised on the grant date. Any additional gain generally will be treated as long-term capital gain. If the shares are sold for less than the purchase price, the participant generally will recognize no ordinary income and generally will recognize a capital loss equal to the difference between the sale price and the purchase price. Riverview generally will not be entitled to a tax deduction with respect to a qualifying disposition.

A “disqualifying disposition” generally occurs if the participant disposes of shares within two years after the date the purchase right was granted or within one year after the date the shares were purchased. In a disqualifying disposition, the participant generally will recognize ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. Any additional gain or loss generally will be capital gain or loss, long-term or short-term depending on the participant’s holding period. Riverview generally will be entitled to a corresponding tax deduction for the ordinary income recognized by the participant, subject to applicable deduction limitations and reporting requirements.

Non-423 Component. Amounts received under the Non-423 Component are not intended to qualify for the favorable tax treatment available under Section 423. A participant generally will recognize ordinary compensation income at the time shares are purchased under the Non-423 Component equal to the excess of the fair market value of the shares on the purchase date over the purchase price paid for the shares. The amount recognized generally will be subject to applicable income, employment or other tax withholding and reporting requirements. Riverview generally will be entitled to a corresponding tax deduction for the ordinary compensation income recognized by the participant, subject to applicable deduction limitations and satisfaction of applicable withholding and reporting requirements.

New Plan Benefits

The Stock Purchase Plan is a new plan. Participation in the Stock Purchase Plan is voluntary, and each eligible participant will decide whether and to what extent to participate. The benefits or amounts that may be received under the Stock Purchase Plan are not presently determinable because they will depend on several future factors, including whether eligible persons elect to participate, the amount of participant payroll deductions or other permitted contributions, the terms established by the Administrator for future offerings, the dates on which shares are purchased, and the future market price of Riverview common stock.

No purchase rights have been granted under the Stock Purchase Plan subject to shareholder approval as of the date of this Proxy Statement. Accordingly, the benefits or amounts that will be received by or allocated to any named executive officer, all current executive officers as a group, all current directors who are not executive officers as a group, any nominee for election as a director, any associate of a director, executive officer or nominee, any other person who may receive 5% of the purchase rights under the Stock Purchase Plan, or all employees as a group, are not determinable.

The Board of Directors unanimously recommends that shareholders vote FOR approval of the Riverview Bancorp, Inc. 2026 Stock Purchase Plan.

AUDIT COMMITTEE MATTERS

Audit Committee Charter. The Audit Committee operates pursuant to a charter approved by our Board of Directors. The charter sets out the responsibilities, authority and specific duties of the Audit Committee. The charter specifies, among other things, the structure and membership requirements of the Audit Committee, as well as the relationship of the Audit Committee to the independent registered public accounting firm, the internal audit department and management. The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process.

Report of the Audit Committee. The Audit Committee reports as follows with respect to Riverview’s audited financial statements for the year ended March 31, 2026:

●	The Audit Committee has reviewed and discussed the 2026 audited financial statements with management;
●	The Audit Committee has discussed with the independent registered public accounting firm, Aprio, LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board;
●	The Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the firm’s independence; and

●	The Audit Committee has, based on its review and discussions with management of the 2026 audited financial statements and discussions with the independent registered public accounting firm, recommended to the Board of Directors that Riverview’s audited financial statements for the year ended March 31, 2026 be included in its Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Audit Committee:

Audit Committee:

Patricia W. Eby, Chair

Bradley J. Carlson

Larry A. Hoff

This report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aprio, LLP (“Aprio”) served as our independent registered public accounting firm for the year ended March 31, 2026. The Audit Committee of the Board of Directors has appointed Aprio as Riverview’s independent registered public accounting firm for the year ending March 31, 2027. A representative of Aprio is expected to attend the annual meeting of shareholders to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

On January 1, 2026, Riverview was notified that Delap LLP (“Delap”), its then-current independent registered public accounting firm, merged with Aprio effective January 1, 2026. Following this merger, the combined audit practices operate as Aprio. In connection with the notification of the merger, Delap resigned as Riverview’s independent public accounting firm and the Audit Committee of Riverview’s Board of Directors approved the appointment of Aprio, as the successor to Delap, as Riverview’s independent registered public accounting firm.

The audit report of Delap on Riverview’s consolidated financial statements for the fiscal years ended March 31, 2025 and 2024, and for each of the three years in the period ended March 31, 2025, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended March 31, 2025 and 2024, and the subsequent interim period through the date of the merger, there were no (i) disagreements with Delap on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Delap’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on Riverview’s financial statements, or (ii) reportable events requiring disclosure pursuant to Item 304(a)(1)(v) of Regulation S-K.

During the years ended March 31, 2025 and 2024, and the subsequent interim period through January 7, 2026, the date Riverview filed the required notice of the change in accountants with the SEC, neither Riverview, nor anyone on its behalf, consulted with Aprio regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Riverview’s financial statements; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to that item, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

The following table sets forth the aggregate fees billed, or expected to be billed, to Riverview for professional services rendered by Aprio, and prior to the merger, Delap, for the fiscal years ended March 31, 2026 and 2025.

	Year Ended March 31,
	2026	2025
Audit Fees	$349,000	$338,000
Audit-related Fees (1)	—	525
Tax Fees	—	—
All Other Fees	—	—
(1)	Consists of research for accounting-related topics.

The Audit Committee will establish general guidelines for the permissible scope and nature of any permitted non-audit services to be provided by the independent registered public accounting firm in connection with its annual review of its charter. Pre-approval may be granted by action of the full Audit Committee or by delegated authority to one or more members of the Audit Committee. If this authority is delegated, all approved non-audit services will be presented to the Audit Committee at its next meeting. In considering non-audit services, the Audit Committee or its delegate will consider various factors, including but not limited to, whether it would be beneficial to have the service provided by the independent registered public accounting firm and whether the service could compromise the independence of the independent registered public accounting firm. For the year ended March 31, 2026, the Audit Committee approved all, or 100%, of the services provided by Aprio, and prior to the merger, Delap, that were designated as audit fees, audit-related fees and all other fees as set forth in the table above.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of any registered class of Riverview’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms we have received and written representations provided to us by the above-referenced persons, we believe that, during the fiscal year ended March 31, 2026, all filing requirements applicable to our reporting officers, directors and greater than 10% shareholders were properly and timely complied with, with the exception of one transaction that was inadvertently reported late by Ms. Sherman.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Our Articles of Incorporation provide that if a shareholder intends to nominate a candidate for election as a director or submit a shareholder proposal, the shareholder must deliver written notice of his or her intention to the Corporate Secretary of Riverview not less than 30 nor more than 60 days prior to the date of a meeting of shareholders; provided, however, that if less than 31 days’ notice of the date of the meeting is given or made to shareholders, such written notice must be delivered to the Corporate Secretary not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. The notice must set forth certain information specified in our Articles of Incorporation.

In order to be eligible for inclusion in our proxy solicitation materials for next year’s annual meeting of shareholders, any shareholder proposal to take action at such meeting must be received at our main office at 900 Washington Street, Suite 900, Vancouver, Washington 98660, no later than March 19, 2027. Any such proposal shall be subject to the requirements of the proxy solicitation rules adopted under the Securities Exchange Act. Shareholders who intend to solicit proxies in support of director nominees other than our nominees at next year’s annual meeting of shareholders must provide notice that sets forth the information required under Rule 14a-19 of the Securities Exchange Act no later than June 28, 2027.

MISCELLANEOUS

The Board of Directors is not aware of any business to come before the annual meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

We will bear the cost of solicitation of proxies. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

Riverview’s Annual Report to Shareholders, which includes the Annual Report on Form 10-K as filed with the SEC, has been mailed to shareholders as of the close of business on the voting record date. Any shareholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

BY ORDER OF THE BOARD OF DIRECTORS

ANGELA McLEOD-WYSASKE
CORPORATE SECRETARY

Vancouver, Washington
July 17, 2026

Appendix A

RIVERVIEW BANCORP, INC.

2026 STOCK PURCHASE PLAN

1. Purpose; Term; Structure

1.1 Establishment and Effective Date

Riverview Bancorp, Inc., a Washington corporation, hereby establishes the Riverview Bancorp, Inc. 2026 Stock Purchase Plan. The Plan will become effective upon approval by the Company’s shareholders within twelve (12) months before or after the date the Plan is adopted by the Board.

No Purchase Right may be exercised, and no shares of Stock may be issued or sold under the Plan, unless and until the Plan has been approved by the Company’s shareholders in the manner required by Section 423 of the Code and Applicable Law. If shareholder approval is not obtained within the required period, the Plan will be void, no Purchase Rights will be exercisable, and any Contributions credited under the Plan will be returned to Participants without interest, unless interest is required by Applicable Law.

1.2 Purpose

The purpose of the Plan is to provide Eligible Employees of the Company and its Designated Companies with a convenient opportunity to acquire a proprietary interest in the Company through the purchase of Stock. The Plan is intended to promote broad-based employee ownership, employee engagement, retention, and alignment with the long-term interests of the Company’s shareholders.

1.3 Term

Following shareholder approval, the Plan will become operationally effective on the date on which the first Offering under the Plan is implemented with the Company’s third-party administrator, as determined by the Board or the Administrator. Unless earlier terminated in accordance with Section 15, no Purchase Right may be granted under the Plan after the tenth anniversary of such operational effective date.

1.4 Plan Components

The Plan includes two components: a 423 Component and a Non-423 Component.

The Company intends, but makes no undertaking or representation to maintain, that the 423 Component will qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component will be construed and administered in a manner consistent with the requirements of Section 423 of the Code, including the requirements relating to eligible employees, equal rights and privileges, shareholder approval, the five percent ownership limitation, the $25,000 annual accrual limitation, and nontransferability of Purchase Rights.

The Plan also authorizes the grant of Purchase Rights under the Non-423 Component that are not intended to satisfy the requirements of Section 423 of the Code. Purchase Rights under the Non-423 Component may be granted pursuant to rules, procedures, Offering Documents, or sub-plans adopted by the Board or Administrator and designed to achieve tax, securities law, administrative, or other Company objectives. The Non-423 Component may be used for persons, Designated Companies, or design features that are not permitted, practical, or desired under the 423 Component, including Director participation, participation by employees of entities that are not eligible to participate in the 423 Component, and supplemental purchases that do not qualify under Section 423 of the Code.

1.5 Operation of Components

The 423 Component and the Non-423 Component are separate components of the Plan. Except as otherwise provided in the Plan, an Offering Document, or as determined by the Administrator, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

No term applicable to the Non-423 Component will be construed to modify, expand, or limit the requirements applicable to the 423 Component. If any provision of the Plan, an Offering Document, or any administrative practice is inconsistent with Section 423 of the Code with respect to an Offering under the 423 Component, Section 423 of the Code will control.

1.6 No Guarantee of Tax Treatment

Although the Company may endeavor to qualify Purchase Rights under the 423 Component for special tax treatment under Section 423 of the Code, the Company makes no representation or covenant regarding any tax, accounting, securities law, or other treatment of the Plan, any Offering, any Purchase Right, any purchase of Stock, or any sale or other disposition of Stock. Each Participant is responsible for evaluating the tax consequences of participation in the Plan.

2. Definitions

For purposes of the Plan, the following terms have the meanings set forth below. The singular includes the plural, and the plural includes the singular, unless the context clearly requires otherwise.

2.1 423 Component

“423 Component” means the component of the Plan under which Purchase Rights are intended to qualify as options granted under an “employee stock purchase plan” within the meaning of Section 423 of the Code.

2.2 Administrator

“Administrator” means the Board, the Committee, or any person, committee, officer, employee, or delegate authorized to administer the Plan, in whole or in part.

2.3 Affiliate

“Affiliate” means any entity, other than a Parent or Subsidiary, that directly or indirectly controls, is controlled by, or is under common control with the Company, as determined by the Administrator.

2.4 Applicable Law

“Applicable Law” means any law, rule, regulation, listing standard, exchange rule, regulatory guidance, or other legal requirement applicable to the Plan, any Offering, any Purchase Right, any Contribution, or any issuance, purchase, holding, transfer, or disposition of Stock under the Plan.

2.5 Board

“Board” means the Board of Directors of the Company.

2.6 Code

“Code” means the Internal Revenue Code of 1986, as amended, including applicable Treasury Regulations and other authoritative guidance.

2.7 Committee

“Committee” means the Compensation Committee of the Board or any other committee designated by the Board to administer the Plan. If no committee is designated, references to the Committee will be deemed to refer to the Board.

2.8 Company

“Company” means Riverview Bancorp, Inc., a Washington corporation, and any successor.

2.9 Company Trading Policy

“Company Trading Policy” means the Company’s insider trading policy, blackout policy, pre-clearance procedures, Rule 10b5-1 procedures, or any other Company policy or procedure governing transactions in Company securities.

2.10 Compensation

“Compensation” means the cash compensation paid to a Participant by the Company or a Designated Company during the applicable Offering or Purchase Period that is treated as eligible compensation for purposes of Contributions under the applicable Offering Document.

Unless otherwise provided in an Offering Document, Compensation means base salary for salaried Employees and regular straight-time wages for hourly Employees, before reduction for elective deferrals under a plan described in Section 401(k), 125, or 132(f) of the Code. Unless otherwise provided in an Offering Document, Compensation excludes overtime, bonuses, commissions, incentive compensation, shift premiums, equity compensation, severance, expense reimbursements, moving allowances, welfare benefits, fringe benefits, and other special or nonrecurring payments.

For a Director participating under the Non-423 Component, Compensation means cash director fees or other cash compensation payable to the Director, to the extent specified in the applicable Offering Document.

The Administrator may establish a different definition of Compensation for any Offering, provided that any definition used for an Offering under the 423 Component must comply with Section 423 of the Code.

2.11 Contribution

“Contribution” means payroll deductions, director fee reductions, or other payments specifically permitted under the applicable Offering Document and credited under the Plan to fund the exercise of a Purchase Right. Contributions under the 423 Component may be made only by payroll deduction unless otherwise required by Applicable Law or otherwise permitted in a manner consistent with Section 423 of the Code.

2.12 Corporate Transaction

“Corporate Transaction” means a merger, consolidation, reorganization, sale or disposition of all or substantially all of the Company’s assets, sale or exchange of outstanding voting securities, liquidation, dissolution, or other similar transaction involving the Company, as determined by the Administrator.

2.13 Designated 423 Company

“Designated 423 Company” means the Company and any Parent or Subsidiary that has been designated by the Administrator as eligible to participate in the 423 Component.

2.14 Designated Non-423 Company

“Designated Non-423 Company” means the Company and any Parent, Subsidiary, Affiliate, or other entity permitted by Applicable Law that has been designated by the Administrator as eligible to participate in the Non-423 Component.

2.15 Designated Company

“Designated Company” means a Designated 423 Company or a Designated Non-423 Company, as applicable.

2.16 Director

“Director” means a member of the Board or, if specified in an Offering Document under the Non-423 Component, a member of the board of directors of a Designated Company. Service solely as a Director will not cause a person to be treated as an Employee for purposes of the 423 Component.

2.17 Eligible Director

“Eligible Director” means a Director who is eligible to participate in an Offering under the Non-423 Component in accordance with the Plan and the applicable Offering Document.

2.18 Eligible Employee

“Eligible Employee” means an Employee who satisfies the eligibility requirements of the Plan and the applicable Offering Document. For the 423 Component, an Eligible Employee must be an Employee of the Company or a Designated 423 Company.

2.19 Employee

“Employee” means any individual treated by the Company or a Designated Company as a common-law employee for payroll tax purposes. For purposes of the 423 Component, Employee means an employee within the meaning of Section 423 of the Code. Employee does not include a Director solely by reason of director service, or any consultant, independent contractor, leased employee, temporary agency worker, contract worker, or other individual not classified by the Company or a Designated Company as an employee, even if such individual is later reclassified as an employee.

2.20 Enrollment Date

“Enrollment Date” means the first day of an Offering or such other date specified by the Administrator or the applicable Offering Document as the date on which participation in an Offering begins.

2.21 Enrollment Window

“Enrollment Window” means the period established by the Administrator during which an eligible person may enroll in an Offering or make elections permitted under the Plan and the applicable Offering Document.

2.22 Exchange Act

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.23 Fair Market Value

“Fair Market Value” means, as of any date, the closing sales price of a share of Stock on the principal national securities exchange or established securities market on which the Stock is listed or traded, as reported by a source the Administrator determines reliable. If there is no closing sales price on the applicable date, Fair Market Value will be determined as of the immediately preceding Trading Day on which a closing sales price is reported, unless the Administrator determines another method is appropriate and permitted by Applicable Law. If the Stock is not listed or traded on an established securities market, Fair Market Value will be determined by the Administrator in good faith and in a manner consistent with Applicable Law.

2.24 Insider

“Insider” means any Participant subject to Section 16 of the Exchange Act, the Company Trading Policy, blackout periods, pre-clearance procedures, trading restrictions, or other securities law or Company-imposed trading controls.

2.25 Non-423 Component

“Non-423 Component” means the component of the Plan under which Purchase Rights are not intended to qualify under Section 423 of the Code.

2.26 Offering

“Offering” means an offer under the Plan of Purchase Rights to eligible Participants on terms established by the Administrator under the Plan or an Offering Document.

2.27 Offering Date

“Offering Date” means the first day of an Offering or such other date on which Purchase Rights are granted under an Offering, as determined by the Administrator.

2.28 Offering Document

“Offering Document” means a written document, schedule, resolution, enrollment communication, administrative procedure, or other instrument approved by the Administrator that sets forth the terms of an Offering.

2.29 Offering Period

“Offering Period” means the period beginning on the Offering Date and ending on the final Purchase Date applicable to an Offering, unless earlier terminated in accordance with the Plan or the applicable Offering Document.

2.30 Officer

“Officer” means a person who is an officer of the Company or a Parent, Subsidiary, or Affiliate within the meaning of Section 16 of the Exchange Act.

2.31 Parent

“Parent” means a parent corporation within the meaning of Section 424(e) of the Code.

2.32 Participant

“Participant” means an Eligible Employee, Eligible Director, or other person who is eligible to participate in an Offering under the Plan and who has enrolled in such Offering in accordance with the Plan and the applicable Offering Document. For the 423 Component, a Participant may only be an Eligible Employee.

2.33 Plan

“Plan” means the Riverview Bancorp, Inc. 2026 Stock Purchase Plan, as amended from time to time.

2.34 Plan Account

“Plan Account” means the bookkeeping account maintained for a Participant to reflect Contributions credited under the Plan. A Plan Account is maintained solely for administrative purposes and does not require the Company or any Designated Company to segregate assets, establish a trust, or hold Contributions apart from general assets, unless required by Applicable Law.

2.35 Purchase Date

“Purchase Date” means a date on which Contributions are applied to purchase Stock under an Offering, as established by the Administrator.

2.36 Purchase Period

“Purchase Period” means a period within an Offering that begins on the Offering Date or on the day immediately following a prior Purchase Date and ends on a Purchase Date.

2.37 Purchase Price

“Purchase Price” means the price per share of Stock at which shares are purchased under an Offering, as determined under the Plan and the applicable Offering Document.

2.38 Purchase Right

“Purchase Right” means a right granted under the Plan to purchase shares of Stock in accordance with the Plan and the applicable Offering Document. For purposes of the 423 Component, a Purchase Right is intended to constitute an option granted under an employee stock purchase plan within the meaning of Section 423 of the Code.

2.39 Securities Act

“Securities Act” means the Securities Act of 1933, as amended.

2.40 Section 409A

“Section 409A” means Section 409A of the Code, including applicable Treasury Regulations and other authoritative guidance.

2.41 Share Reserve

“Share Reserve” means the maximum number of shares of Stock authorized for issuance or purchase under the Plan, as described in Section 4 and as adjusted in accordance with the Plan.

2.42 Stock

“Stock” means the common stock of the Company, no par value per share, or such other securities or property into which such common stock may be converted or for which it may be exchanged.

2.43 Subsidiary

“Subsidiary” means a subsidiary corporation within the meaning of Section 424(f) of the Code.

2.44 Tax-Related Items

“Tax-Related Items” means any federal, state, local, or non-U.S. income tax, employment tax, payroll tax, social insurance, fringe benefit tax, withholding obligation, reporting obligation, or other tax-related obligation arising in connection with participation in the Plan.

2.45 Trading Day

“Trading Day” means a day on which the principal national securities exchange or established securities market on which the Stock is listed or traded is open for trading.

2.46 Treasury Regulations

“Treasury Regulations” means the regulations issued under the Code.

3. Administration

3.1 Administration by Board or Committee

The Plan will be administered by the Board unless and until the Board delegates administration of the Plan, in whole or in part, to the Committee or another Administrator. The Board may at any time revest in itself any authority previously delegated under the Plan. If the Committee or another Administrator administers the Plan, references in the Plan to the Administrator will mean the Committee or such other Administrator, except to the extent the Board has retained or exercised authority with respect to any matter.

3.2 Delegation

To the extent permitted by Applicable Law, the Board or Committee may delegate any or all administrative authority under the Plan to one or more officers, employees, committees, subcommittees, agents, brokers, transfer agents, payroll providers, equity administration vendors, or other service providers, subject to such terms, conditions, and limitations as the Board or Committee determines appropriate.

Any person or entity acting within the scope of delegated authority will be treated as the Administrator for purposes of the delegated function.

3.3 Authority of Administrator

Subject to the express provisions of the Plan, the Administrator has full power and discretion to administer the Plan, including the authority to:

(a)	establish Offerings and determine their terms, including the applicable component, Offering Date, Offering Periods, Purchase Periods, Purchase Dates, eligible Participants, Designated Companies, Contribution limits, Purchase Price formula, purchase limits, withdrawal rules, and treatment of unused Contributions;
(b)	designate, change, or discontinue the participation of Designated 423 Companies, Designated Non-423 Companies, and any Designated Companies participating in a particular Offering, in each case to the extent permitted by the Plan and Applicable Law;
(c)	interpret the Plan, any Offering Document, any Purchase Right, and any related form, agreement, policy, procedure, or communication;
(d)	determine eligibility, enrollment, Compensation, Contributions, Purchase Rights, Purchase Price, Fair Market Value, shares purchased, unused Contributions, Tax-Related Items, and any other matter relevant to Plan administration;
(e)	establish, amend, waive, or revoke rules, procedures, forms, deadlines, administrative practices, broker arrangements, payroll procedures, share-delivery procedures, tax reporting procedures, participant communications, and trading-policy procedures;

(f)	correct any defect, omission, ambiguity, inconsistency, payroll error, enrollment error, Contribution error, purchase error, or other administrative error, and resolve any dispute or question arising under the Plan, any Offering, or any Purchase Right;
(g)	adopt rules, procedures, appendices, or sub-plans for particular Designated Companies, jurisdictions, Participants, or groups of Participants, provided that any such action with respect to the 423 Component must be consistent with Section 423 of the Code; and
(h)	take any other action the Administrator determines necessary or advisable to administer the Plan, carry out its purposes, and preserve the intended treatment of the 423 Component under Section 423 of the Code.

3.4 Component-Specific Authority

The Administrator may establish different terms, conditions, procedures, and administrative rules for the 423 Component and the Non-423 Component. The Administrator may also establish separate Offerings with different terms, provided that each Offering under the 423 Component must satisfy the requirements of Section 423 of the Code, including the equal rights and privileges requirement to the extent applicable.

Rules, procedures, appendices, sub-plans, or Offering Documents applicable to the Non-423 Component need not satisfy the requirements of Section 423 of the Code. No rule, procedure, appendix, sub-plan, Offering Document, or administrative practice applicable only to the Non-423 Component will be construed to apply to or modify the 423 Component unless expressly provided and permitted under Section 423 of the Code.

3.5 Finality of Determinations

All determinations, interpretations, rules, adjustments, corrections, and decisions made by the Administrator under the Plan will be final, binding, and conclusive on all persons, including the Company, each Designated Company, each Participant, each beneficiary, and any other person claiming rights under the Plan.

3.6 Expenses; Reliance; Indemnification

All expenses incurred in connection with the administration of the Plan will be paid by the Company or in such other manner as the Administrator determines.

No member of the Board, the Committee, the Administrator, or any delegate of the foregoing will be liable for any action taken or omitted in good faith with respect to the Plan, any Offering, any Purchase Right, or any shares of Stock purchased under the Plan.

To the maximum extent permitted by Applicable Law and the Company’s governing documents, the Company will indemnify and hold harmless each such person against expenses, liabilities, and losses reasonably incurred in connection with any claim, action, suit, or proceeding arising out of or relating to the Plan, except to the extent arising from such person’s fraud, willful misconduct, or bad faith.

4. Shares Subject to the Plan

4.1 Share Reserve

Subject to adjustment under Section 15, the maximum aggregate number of shares of Stock that may be issued, transferred, delivered, or otherwise made available under the Plan is 600,000 shares.

The Share Reserve applies in the aggregate to the Plan, including both the 423 Component and the Non-423 Component. Shares used under either component will reduce the number of shares remaining available under the Share Reserve.

4.2 No Automatic Share Increase

The Plan does not provide for any automatic annual increase in the Share Reserve. Any increase in the Share Reserve must be approved by the Board and, to the extent required by Section 423 of the Code, securities laws, stock exchange rules, or other Applicable Law, by the Company’s shareholders.

4.3 Source of Shares

Shares of Stock made available under the Plan may consist, in whole or in part, of authorized but unissued shares, treasury shares, shares reacquired by the Company, shares purchased by the Company on the open market, or any combination of the foregoing, as determined by the Administrator.

4.4 Shares Again Available

If any Purchase Right expires, terminates, is cancelled, or otherwise ceases to be outstanding without having been exercised in full, the shares of Stock not purchased under such Purchase Right will again become available under the Plan.

4.5 Purchase Limits

The Administrator may establish limits on the number or value of shares of Stock that may be purchased by any Participant, by all Participants, under any Offering, during any Purchase Period, on any Purchase Date, during any calendar year, or under either component of the Plan.

Any such limit may be stated as a fixed number of shares, a dollar amount, a percentage of Compensation, a formula, or any other method determined by the Administrator, subject to Section 423 of the Code for the 423 Component and any limits set forth in the applicable Offering Document.

4.6 Oversubscription

If the number of shares of Stock that Participants would otherwise purchase on a Purchase Date exceeds the number of shares then available under the Plan or under any limit established by the Administrator, then, unless the applicable Offering Document provides another method permitted by Applicable Law, the available shares will be allocated among Participants on a pro rata basis based on each Participant’s accumulated Contributions for the applicable Purchase Date.

The Administrator may make such adjustments as it determines necessary or appropriate to administer any oversubscription, including reducing the number of shares purchased, refunding unused Contributions, carrying forward residual Contributions if permitted under the applicable Offering Document, suspending new enrollments, limiting future Contributions, or taking any other action consistent with the Plan and Applicable Law.

5. Offerings

5.1 Establishment of Offerings

The Administrator may from time to time establish one or more Offerings under the Plan. Each Offering will be made under the 423 Component or the Non-423 Component, or through parallel Offerings under both components, as specified by the Administrator. Each Offering will be governed by the Plan and by an Offering Document approved by the Administrator.

The Administrator may establish separate Offerings for different Designated Companies, components, jurisdictions, administrative groups, or categories of Participants. The terms of separate Offerings may differ, provided that each Offering under the 423 Component satisfies the requirements of Section 423 of the Code, including the equal rights and privileges requirement to the extent applicable.

Participation in one Offering will not limit, require, or guarantee participation in any other Offering.

5.2 Offering Document

The Offering Document for an Offering may specify, among other terms, the applicable component, participating Designated Companies, eligible Participants, Enrollment Window, Offering Date, Offering Period, Purchase Periods, Purchase Dates, Contribution limits, Purchase Price formula, maximum shares subject to Purchase Rights, purchase limits, withdrawal procedures, treatment of unused Contributions, and any special rules applicable to the Offering.

The terms of an Offering Document will be incorporated into the Plan for purposes of the applicable Offering. If an Offering Document conflicts with the Plan, the Plan will control unless the Plan expressly permits the Offering Document to vary the applicable term. For any Offering under the 423 Component, Section 423 of the Code will control over any inconsistent provision.

5.3 Offering Periods

Unless otherwise provided in an Offering Document, the Plan will be implemented through consecutive, non-overlapping Offering Periods of approximately six (6) months, with each Offering Period consisting of one Purchase Period. The Administrator may establish a different duration, commencement date, ending date, or structure for any future Offering.

No Offering Period under the 423 Component may exceed twenty-seven (27) months from the applicable Offering Date.

5.4 Purchase Dates

Unless otherwise provided in an Offering Document, each Purchase Date will occur on the last Trading Day of the applicable Offering Period. The Administrator may establish one or more Purchase Dates for any Offering and may coordinate Purchase Dates with payroll processing, vendor administration, open trading windows, blackout periods, or other administrative or legal considerations.

If a Purchase Date is not a Trading Day, then, unless otherwise provided in an Offering Document, the Purchase Date will be the immediately preceding Trading Day.

5.5 Changes, Modification, or Suspension

The Administrator may change the terms, duration, timing, structure, eligibility rules, Contribution limits, Purchase Dates, Purchase Price formula, or other terms of any future Offering without shareholder approval, except to the extent shareholder approval is required by Section 423 of the Code, securities laws, stock exchange rules, or other Applicable Law.

The Administrator may also modify, suspend, or terminate any Offering, Purchase Period, Purchase Date, enrollment process, Contribution process, purchase process, or share-delivery process if the Administrator determines that such action is necessary or advisable for legal, tax, accounting, securities law, trading policy, payroll, vendor, administrative, or other compliance reasons.

For an Offering under the 423 Component, any such action must be administered in a manner intended to comply with Section 423 of the Code. In connection with any such action, the Administrator may provide for the purchase of shares, acceleration or delay of a Purchase Date, refund of Contributions, carryover of residual Contributions if permitted under the applicable Offering Document, or such other treatment as the Administrator determines appropriate and consistent with the Plan and Applicable Law.

5.6 Reset, Restart, or Rollover

No Offering will include an automatic reset, restart, rollover, or similar feature unless expressly provided in the applicable Offering Document. The Administrator may adopt such a feature for any future Offering if the Administrator determines that it is appropriate and administratively feasible, subject to Applicable Law and, for the 423 Component, Section 423 of the Code.

6. Eligibility and Participation

6.1 Eligibility Determined by Offering

Eligibility to participate in the Plan will be determined separately for each Offering. A person will be eligible to participate in an Offering only if the person satisfies the eligibility requirements of the Plan and the applicable Offering Document as of the applicable Enrollment Date or such other date specified by the Administrator.

Participation in one Offering does not guarantee eligibility to participate in any other Offering.

6.2 Broad-Based Employee Eligibility

Unless otherwise provided in an Offering Document, each Employee of the Company or a Designated Company will be eligible to participate in an Offering if the Employee satisfies the applicable service requirement and is not otherwise excluded under the Plan, the applicable Offering Document, or Applicable Law.

For the 423 Component, participation is limited to Eligible Employees of the Company and Designated 423 Companies. For the Non-423 Component, participation may include Eligible Employees, Eligible Directors, or other persons designated by the Administrator, to the extent permitted by the Plan, the applicable Offering Document, and Applicable Law.

6.3 Service Requirement

Unless otherwise provided in an Offering Document, an Employee must complete at least one (1) month of continuous employment with the Company or a Designated Company before the applicable Enrollment Date to participate in an Offering.

The Administrator may establish a different service requirement for any Offering, provided that no service requirement under the 423 Component may exceed the maximum period permitted under Section 423 of the Code.

6.4 Other Permitted Exclusions

Unless otherwise provided in an Offering Document, part-time or seasonal status alone will not cause an Employee to be excluded from participation.

The Administrator may exclude from participation in an Offering any Employee or category of Employees to the extent permitted by Section 423 of the Code and Applicable Law, including Employees who have not satisfied a permissible service requirement, Employees whose customary employment is twenty (20) hours or less per week, Employees whose customary employment is five (5) months or less in any calendar year, certain collectively bargained Employees, certain nonresident alien Employees, and highly compensated Employees or a subset of highly compensated Employees.

Any exclusion applicable to an Offering under the 423 Component must be specified in the Plan or applicable Offering Document and applied in a manner consistent with Section 423 of the Code.

6.5 Newly Eligible Employees

Unless otherwise provided in an Offering Document, an Employee who first becomes an Eligible Employee during an Offering will not participate in that Offering and may participate only in a subsequent Offering for which the Employee satisfies the eligibility and enrollment requirements.

The Administrator may permit newly eligible Employees to enter an ongoing Offering pursuant to plan procedures if such entry is specified in the applicable Offering Document or otherwise permitted by the Administrator, administratively feasible, and, for the 423 Component, consistent with Section 423 of the Code. The Administrator may impose a cutoff date after which newly eligible Employees will not be permitted to enter an ongoing Offering.

6.6 Directors and Other Non-Employees

A Director who is not also an Employee may not participate in the 423 Component. Service solely as a Director will not cause a person to be treated as an Employee or Eligible Employee for purposes of the 423 Component.

A Director may participate in the Non-423 Component only if the Director is designated as eligible under an applicable Offering Document or other written action of the Administrator. Consultants, independent contractors, advisory directors, emeritus directors, leased employees, temporary agency workers, and other non-employees may participate only under the Non-423 Component, only if expressly designated by the Administrator, and only to the extent permitted by Applicable Law.

6.7 Insiders

Insiders may participate in the Plan only in accordance with the Company Trading Policy, Applicable Law, and any procedures established by the Administrator. The Administrator may impose additional conditions on Insider participation, including pre-clearance requirements, restricted enrollment periods, blackout-period limitations, fixed election procedures, Rule 10b5-1 procedures, Section 16 reporting review, holding or transfer restrictions, or other controls the Administrator determines necessary or advisable.

The Administrator may limit, suspend, or prohibit participation by any Insider in any Offering if the Administrator determines that such action is necessary or advisable for securities law, governance, trading policy, tax, accounting, administrative, or reputational reasons.

6.8 Voluntary Participation; Continued Eligibility

Participation in the Plan is voluntary. An eligible person becomes a Participant only by enrolling in an Offering in accordance with the Plan, the applicable Offering Document, and procedures established by the Administrator. An eligible person who does not timely enroll in an Offering will not be a Participant in that Offering.

A Participant must remain eligible to participate in the applicable Offering through the applicable Purchase Date, except to the extent the Plan or the applicable Offering Document provides otherwise. If a Participant ceases to satisfy the eligibility requirements applicable to an Offering, the Participant’s Purchase Right will be treated in accordance with Section 11 and the applicable Offering Document.

7. Section 423 Component

7.1 Section 423 Intent

The 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The Plan, each Offering under the 423 Component, each Offering Document applicable to the 423 Component, and each Purchase Right granted under the 423 Component will be interpreted and administered in a manner consistent with that intent.

If any provision of the Plan, an Offering Document, or any administrative practice is inconsistent with Section 423 of the Code as applied to the 423 Component, Section 423 of the Code will control.

7.2 Eligible Employers

Purchase Rights under the 423 Component may be granted only to Eligible Employees of the Company or a Designated 423 Company. Only the Company and its Parents or Subsidiaries may be designated as participating employers under the 423 Component.

No Affiliate or other entity that is not a Parent or Subsidiary may participate in the 423 Component. Employees of such entities may participate only under the Non-423 Component, if designated by the Administrator and permitted by Applicable Law.

7.3 Eligible Employees Only

Only Eligible Employees may participate in the 423 Component. Directors, consultants, independent contractors, leased employees, temporary agency workers, advisory directors, emeritus directors, and other non-employees may not participate in the 423 Component unless they separately qualify as Eligible Employees.

7.4 Equal Rights and Privileges

All Participants granted Purchase Rights under the same Offering under the 423 Component must have the same rights and privileges, except to the extent differences are permitted by Section 423 of the Code.

The Administrator may establish separate Offerings under the 423 Component, and the terms of separate Offerings need not be identical, provided that each separate Offering satisfies the requirements of Section 423 of the Code.

No term applicable only to the Non-423 Component will be taken into account in determining whether Participants in an Offering under the 423 Component have the same rights and privileges.

7.5 Five Percent Ownership Limitation

No Employee may be granted a Purchase Right under the 423 Component if, immediately after the Purchase Right is granted, the Employee would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary.

For purposes of this Section 7.5, ownership will be determined under the attribution rules of Section 424(d) of the Code. Stock that the Employee may purchase under outstanding options, Purchase Rights, or other rights will be treated as stock owned by the Employee to the extent required by Section 423 of the Code.

7.6 $25,000 Limitation

No Eligible Employee may purchase shares under the 423 Component to the extent the purchase would exceed the annual limitation under Section 423(b)(8) of the Code.

Unless an Offering Document establishes a lower limit, the annual share limit will be determined by dividing twenty-five thousand dollars ($25,000) by the Fair Market Value of one share of Stock on the applicable Offering Date, reduced as necessary for any other Section 423 rights that accrue for the same calendar year.

This limitation is based on Fair Market Value at grant, not the discounted Purchase Price paid on the Purchase Date. Any excess Contributions will be handled in accordance with Section 10.5.

7.7 Compliance Adjustments

The Administrator may reduce, suspend, or discontinue Contributions, limit the number of shares purchased, refund unused or excess Contributions, cancel or modify Purchase Rights, establish separate Offerings, or take any other action it determines necessary or advisable to comply with Section 423 of the Code.

Any portion of a Participant’s requested purchase that cannot be made under the 423 Component because of the limitation described in Section 7.6 or any other limitation applicable to the 423 Component may be refunded or, if expressly provided in the applicable Offering Document and permitted by Applicable Law, applied under the Non-423 Component. Any such purchase under the Non-423 Component will not qualify under Section 423 of the Code.

8. Non-423 Component

8.1 Non-423 Intent

The Non-423 Component is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Purchase Rights granted under the Non-423 Component will not be eligible for the tax treatment available under Section 423 of the Code and will be subject to such tax, withholding, reporting, securities law, governance, accounting, and administrative rules as the Administrator determines applicable.

The Non-423 Component will be administered separately from the 423 Component to the extent necessary to preserve the intended treatment of the 423 Component under Section 423 of the Code.

8.2 Eligible Non-423 Participants

Subject to the Plan, the applicable Offering Document, and Applicable Law, the Administrator may designate one or more of the following persons or groups as eligible to participate in an Offering under the Non-423 Component:

(a)	Employees of the Company or a Designated Non-423 Company;
(b)	Employees who are not eligible to participate in the 423 Component because their employer is not a Designated 423 Company;
(c)	Employees whose purchases are limited under the 423 Component, including because of the limitation described in Section 7.6;
(d)	Directors; and
(e)	other natural-person service providers, but only if expressly designated by the Administrator and only to the extent participation is permitted by Applicable Law and approved under applicable governance procedures.

No person will be eligible to participate in the Non-423 Component unless such person is included in an applicable Offering Document or other written action of the Administrator.

8.3 Director Participation

A Director may participate in the Plan only under the Non-423 Component and only if expressly authorized by the Board, the Committee, the Administrator, or an applicable Offering Document.

Unless an Offering Document establishes a lower limit, no Director may purchase shares under the Non-423 Component in excess of fifty thousand dollars ($50,000) in any calendar year.

This limitation is based on the aggregate Purchase Price paid by the Director during the applicable calendar year. Any excess Contributions will be handled in accordance with Section 10.5.

8.4 Supplemental Non-423 Purchases

The Administrator may provide in an Offering Document that, after application of the limitations applicable to the 423 Component, a Participant may purchase additional shares under the Non-423 Component.

Any supplemental purchase under this Section 8.4 must be separately tracked and administered as a purchase under the Non-423 Component. Such purchase will not qualify under Section 423 of the Code and may be subject to income, withholding, employment tax, Form W-2, Form 1099, or other tax reporting obligations.

Unless an Offering Document expressly provides for supplemental purchases under the Non-423 Component, Contributions that cannot be applied to purchase shares under the 423 Component because of an applicable limit will be refunded to the Participant without interest, unless interest is required by Applicable Law.

8.5 Separate Terms

The Administrator may establish terms for the Non-423 Component that differ from the terms applicable to the 423 Component, including different rules regarding eligible participants, Designated Companies, service requirements, Contribution methods and limits, Purchase Price formulas, Purchase Periods, Purchase Dates, purchase limits, withdrawal rules, treatment of residual or excess Contributions, share delivery, holding or transfer restrictions, tax withholding and reporting, securities law compliance, trading policy compliance, and governance procedures.

The equal rights and privileges requirement under Section 423 of the Code does not apply to the Non-423 Component.

8.6 Non-423 Compliance Matters

The Administrator may establish or modify the terms of any Offering under the Non-423 Component to address tax, withholding, reporting, securities law, accounting, governance, proxy disclosure, administrative, or other considerations applicable to such Offering.

The Non-423 Component will be administered separately from the 423 Component to the extent necessary to preserve the intended treatment of the 423 Component under Section 423 of the Code.

8.7 No Employer Match or Discretionary Enhancement Unless Approved

The Non-423 Component will not provide matching shares, employer contributions, discretionary share enhancements, retention bonuses, or similar employer-funded benefits unless such feature is expressly approved by the Board or Committee and set forth in an Offering Document or other written plan supplement.

Any such feature must be reviewed for tax, securities law, accounting, shareholder approval, proxy disclosure, and governance implications before implementation.

9. Contributions; Accounts; Election Changes

9.1 Enrollment

An eligible person may participate in an Offering only by completing an enrollment agreement, subscription agreement, electronic election, or other enrollment procedure approved by the Administrator before the deadline established for the applicable Offering.

The Administrator may require a Participant to complete such forms, acknowledgments, broker account arrangements, tax forms, trading policy certifications, or other documentation as the Administrator determines necessary or advisable to administer the Plan.

A person who does not timely and properly enroll in an Offering will not participate in that Offering.

9.2 Contribution Elections

At the time of enrollment, each Participant must authorize Contributions in the form and manner permitted by the Administrator and the applicable Offering Document. Unless otherwise provided in an Offering Document, Contributions will be made as a whole percentage of Compensation.

Unless otherwise provided in an Offering Document, a Participant may elect Contributions of not less than one percent (1%) and not more than ten percent (10%) of Compensation for the applicable Offering.

The Administrator may establish a different minimum or maximum Contribution limit for any Offering, provided that any limit applicable to an Offering under the 423 Component must comply with Section 423 of the Code.

9.3 Contributions Under the 423 Component

Contributions under the 423 Component will be made through after-tax payroll deductions from Compensation, unless otherwise required by Applicable Law or otherwise permitted in a manner consistent with Section 423 of the Code.

Payroll deductions will begin with the first administratively practicable payroll date on or after the applicable Enrollment Date and will continue through the last administratively practicable payroll date before the applicable Purchase Date, unless the Participant withdraws, ceases to be eligible, reaches an applicable limit, or the Offering Document provides otherwise.

A Participant may not make direct cash payments, lump-sum payments, wire transfers, or other non-payroll Contributions under the 423 Component unless such method is required by Applicable Law or expressly permitted by the Administrator in a manner consistent with Section 423 of the Code.

9.4 Contributions Under the Non-423 Component

Contributions under the Non-423 Component may be made through payroll deductions, director fee reductions, lump-sum payments, wire transfers, or any other payment method approved by the Administrator and specified in the applicable Offering Document.

For Directors participating under the Non-423 Component, Contributions may be made through reductions in cash director fees otherwise payable by the Company or a Designated Company, or through another method approved by the Administrator and permitted by Applicable Law.

The Administrator may establish separate Contribution procedures for the Non-423 Component to address tax withholding, Form W-2 or Form 1099 reporting, Section 16, Company Trading Policy, broker administration, or other legal, tax, accounting, governance, or administrative considerations.

9.5 Plan Accounts

The Company or its delegate will maintain a Plan Account for each Participant. Contributions credited to a Participant’s Plan Account will be used solely to determine the amount available to purchase Stock under the Plan.

A Plan Account is a bookkeeping account only. Unless required by Applicable Law or expressly provided in an Offering Document, Contributions will not be segregated from the general assets of the Company or any Designated Company, will not be held in trust or escrow, and may be used by the Company or applicable Designated Company for general corporate purposes before the applicable Purchase Date.

9.6 No Interest

No interest will accrue or be paid on Contributions credited to a Participant’s Plan Account, whether such Contributions are used to purchase Stock, refunded to the Participant, carried forward to a subsequent Purchase Period or Offering, or otherwise held under the Plan, unless interest is required by Applicable Law.

9.7 Election Carryover

The Administrator may provide that a Participant’s enrollment or Contribution election will continue for future Offerings until changed, suspended, withdrawn, or revoked in accordance with procedures established by the Administrator, including under Sections 9.8 and 11. If the Administrator does not provide for carryover elections, a Participant must separately enroll in each Offering.

The Administrator may require current Participants to complete new enrollment agreements, subscription agreements, electronic elections, or other documentation at any time the Administrator determines necessary or advisable to facilitate administration of the Plan, comply with Applicable Law, or coordinate with payroll, broker, transfer agent, or equity administration procedures.

9.8 Mid-Offering Election Changes

Unless otherwise provided in an Offering Document, a Participant may not increase the rate or amount of Contributions during an Offering.

Unless otherwise provided in an Offering Document, a Participant may decrease the rate or amount of Contributions during an Offering, including to zero percent (0%), subject to such limits, deadlines, minimum Contribution requirements, payroll processing rules, and administrative procedures as the Administrator may establish.

To the extent necessary to comply with Section 423(b)(8) of the Code or any other limitation set forth in the Plan, a Participant’s Contributions may be decreased to zero percent (0%) at any time during an Offering or Purchase Period. Subject to Section 423(b)(8) of the Code and the applicable Offering Document, Contributions that have been decreased to zero percent (0%) under this Section 9.8 will recommence at the Participant’s most recently elected rate as of the beginning of the first payroll period occurring on or after the beginning of the next Offering or Purchase Period that is scheduled to end in the following calendar year, unless the Participant withdraws, terminates participation, or otherwise ceases to be eligible in accordance with Section 11.

If the applicable Offering Document does not permit a Participant to suspend Contributions during an Offering without withdrawing, a Participant who wishes to stop Contributions during an Offering must withdraw from the Offering in accordance with Section 11.

Any mid-Offering election change, reduction, suspension, or recommencement of Contributions under the 423 Component must be administered in a manner consistent with Section 423 of the Code.

9.9 Administrative Adjustments

The Administrator may reduce, suspend, delay, or discontinue Contributions to the extent the Administrator determines necessary or advisable to comply with the Plan, an Offering Document, Section 423 of the Code, Applicable Law, the Company Trading Policy, payroll limitations, tax withholding obligations, vendor procedures, or any limit applicable under the Plan.

The Administrator may correct payroll, enrollment, Contribution, or administrative errors in such manner as it determines appropriate and consistent with Applicable Law. Corrective action may include adjusting future Contributions, refunding Contributions, permitting make-up Contributions to the extent permitted by Applicable Law and the applicable Offering Document, limiting a purchase, or taking no action.

10. Purchase Rights; Purchase Price; Exercise

10.1 Grant of Purchase Rights

On the Offering Date of each Offering, each Participant in the Offering will be granted a Purchase Right to purchase shares of Stock in accordance with the Plan and the applicable Offering Document.

Each Purchase Right will be subject to the Share Reserve, the Participant’s Contributions, the limits applicable to the 423 Component or Non-423 Component, the terms of the applicable Offering Document, and any other limit established under the Plan or by the Administrator.

For an Offering under the 423 Component, the Purchase Right is intended to constitute an option granted under an employee stock purchase plan within the meaning of Section 423 of the Code. The maximum number of shares subject to the Purchase Right must be fixed or determinable as of the applicable Offering Date, including by applying the limitation described in Section 7.6.

10.2 Purchase Price

Unless otherwise provided in an Offering Document, the Purchase Price for an Offering under the 423 Component will be equal to eighty-five percent (85%) of the lesser of:

(a)	the Fair Market Value of a share of Stock on the Offering Date; or
(b)	the Fair Market Value of a share of Stock on the applicable Purchase Date.

In no event will the Purchase Price for an Offering under the 423 Component be less than the minimum purchase price permitted under Section 423 of the Code.

The Purchase Price for an Offering under the Non-423 Component will be determined by the Administrator and set forth in the applicable Offering Document. The Purchase Price under the Non-423 Component may be the same as, or different from, the Purchase Price under the 423 Component, subject to Applicable Law and applicable tax, securities law, accounting, governance, proxy disclosure, and administrative considerations.

10.3 Automatic Exercise

Unless a Participant withdraws from the applicable Offering, ceases to be eligible to participate, or the Participant’s Purchase Right otherwise terminates before the applicable Purchase Date, the Participant’s Purchase Right will be exercised automatically on the Purchase Date.

Upon automatic exercise, the Participant’s accumulated Contributions will be applied to purchase the maximum number of shares of Stock that may be purchased at the applicable Purchase Price, subject to the Plan, the applicable Offering Document, the Share Reserve, the limitations applicable to the 423 Component, the limitations applicable to the Non-423 Component, and any other limit established by the Administrator.

A Participant will not be required to submit a separate exercise notice for a Purchase Right to be exercised on a Purchase Date.

10.4 Purchase Limitations

No Purchase Right may be exercised to the extent the exercise would exceed:

(a)	the number of shares then available under the Share Reserve;
(b)	any limit applicable to the Offering, Purchase Period, Purchase Date, component, Designated Company, or Participant;
(c)	the Participant’s accumulated Contributions available for purchase;
(d)	the five percent (5%) ownership limitation described in Section 7.5;
(e)	the $25,000 limitation described in Section 7.6;
(f)	for any Director participating under the Non-423 Component, the annual Director purchase limit described in Section 8.3; or
(g)	any other limitation imposed by the Plan, the applicable Offering Document, the Administrator, or Applicable Law.

If a limitation applies, the Administrator may reduce the number of shares purchased, reduce or suspend Contributions, refund unused Contributions, apply oversubscription procedures, or take any other action the Administrator determines appropriate and consistent with the Plan and Applicable Law.

10.5 Excess Contributions

If accumulated Contributions exceed the amount that may be applied to purchase Stock on a Purchase Date, the excess Contributions will be refunded to the Participant without interest, unless interest is required by Applicable Law or the applicable Offering Document permits carryover.

The Administrator may permit residual or excess Contributions to be carried forward to a future Purchase Period or Offering only if such carryover is provided in the applicable Offering Document or administrative procedures and is permitted by Applicable Law. Any carryover under the 423 Component must be administered in a manner consistent with Section 423 of the Code.

10.6 Fractional Shares

Fractional shares may be issued, transferred, credited, or otherwise made available under the Plan only if permitted by the Administrator and supported by the Company’s broker, transfer agent, equity administration platform, or other applicable administrative arrangement.

If fractional shares are not permitted or supported, each Participant’s accumulated Contributions will be applied to purchase the maximum number of whole shares that may be purchased under the Plan and the applicable Offering Document, and any residual Contributions will be refunded or carried forward as provided in the applicable Offering Document.

10.7 Expiration of Purchase Right

A Purchase Right granted under an Offering will expire immediately after the purchase of shares on the final Purchase Date for the Offering, or earlier upon the Participant’s withdrawal, termination of employment or service, loss of eligibility, termination of the Offering, or any other event causing the Purchase Right to terminate under the Plan or the applicable Offering Document.

No Purchase Right under the 423 Component may be exercised after the maximum period permitted under Section 423 of the Code.

11. Withdrawal; Termination; Leaves; Transfers; Death

11.1 Withdrawal from Offering

A Participant may withdraw from an Offering by submitting a withdrawal election in the manner and by the deadline established by the Administrator. Unless otherwise provided in an Offering Document, a withdrawal must apply to all, and not less than all, of the Participant’s Purchase Right under the applicable Offering.

Upon a timely withdrawal, the Participant’s Purchase Right under the applicable Offering will terminate, no further Contributions will be made for that Offering, and all Contributions credited to the Participant’s Plan Account that have not been used to purchase Stock will be refunded to the Participant without interest, unless interest is required by Applicable Law.

A Participant who withdraws from an Offering may not resume participation in that Offering unless the Offering Document provides otherwise. Withdrawal from an Offering will not, by itself, affect the Participant’s eligibility to participate in a future Offering, but the Participant must enroll in any future Offering in accordance with the Plan and applicable procedures.

11.2 Termination of Employment or Service

Unless otherwise provided in an Offering Document or required by Applicable Law, if a Participant ceases to be an Employee, Eligible Employee, Director, Eligible Director, or other eligible service provider, as applicable, before a Purchase Date, the Participant’s Purchase Right will terminate, and all Contributions credited to the Participant’s Plan Account that have not been used to purchase Stock will be refunded to the Participant without interest, unless interest is required by Applicable Law.

For purposes of the Plan, the Administrator will determine whether and when a Participant has terminated employment or service, and such determination will be final and binding.

11.3 Retirement, Disability, and Death

Unless otherwise provided in an Offering Document or required by Applicable Law, a Participant’s retirement, disability, or death before a Purchase Date will be treated as a termination of employment or service for purposes of the Plan, and the Participant’s Purchase Right will terminate.

Upon a Participant’s death, any shares of Stock and any unused Contributions then deliverable or payable under the Plan will be delivered or paid to the Participant’s estate, designated beneficiary if permitted by the Administrator, or other person legally entitled to receive such amounts, as determined by the Administrator.

11.4 Leaves of Absence

Unless otherwise provided in an Offering Document or required by Applicable Law, a Participant’s employment relationship will be treated as continuing during a leave of absence approved by the Company or a Designated Company, provided that the leave does not exceed ninety (90) days or, if longer, the Participant’s right to reemployment is guaranteed by statute, contract, or written policy.

If a Participant’s leave of absence does not satisfy the requirements of this Section 11.4, the Participant will be treated as having terminated employment for purposes of the Plan on the date determined by the Administrator. If a Participant remains eligible during a leave of absence, Contributions will continue only to the extent Compensation continues to be paid and Contributions are administratively practicable, unless the Offering Document provides otherwise.

11.5 Change in Eligible Status

Unless otherwise provided in an Offering Document, if a Participant remains employed by or in service with the Company or a Designated Company but ceases to satisfy the eligibility requirements applicable to an Offering before a Purchase Date, the Participant’s Purchase Right will terminate, and all Contributions credited to the Participant’s Plan Account that have not been used to purchase Stock will be refunded without interest, unless interest is required by Applicable Law.

The Administrator may provide in an Offering Document that a Participant who ceases to satisfy an eligibility requirement may continue participation through the next Purchase Date, to the extent permitted by Applicable Law and, for the 423 Component, Section 423 of the Code.

11.6 Transfers

Unless otherwise determined by the Administrator, a Participant will not be treated as having terminated employment solely because the Participant transfers employment among the Company and Designated Companies, provided that the Participant remains eligible to participate in the applicable Offering.

If a Participant transfers from an employer or Offering under the 423 Component to an employer or Offering under the Non-423 Component, the Participant’s Purchase Right will qualify under the 423 Component only to the extent the Purchase Right continues to satisfy Section 423 of the Code. If a Participant transfers from an employer or Offering under the Non-423 Component to an employer or Offering under the 423 Component, the Participant’s Purchase Right will remain subject to the Non-423 Component unless otherwise determined by the Administrator and permitted by Applicable Law.

The Administrator may establish transfer rules in an Offering Document or administrative procedure, including rules for transfers between Designated Companies, between participating and nonparticipating entities, between jurisdictions, and between the 423 Component and the Non-423 Component.

11.7 Nontransferability of Purchase Rights

A Purchase Right may be exercised only by the Participant during the Participant’s lifetime. No Purchase Right may be sold, assigned, transferred, pledged, or otherwise disposed of by a Participant, whether voluntarily, involuntarily, by operation of law, or otherwise, except by will or the laws of descent and distribution.

Any attempted sale, assignment, transfer, pledge, or other disposition of a Purchase Right in violation of the Plan will be void and may result in termination of the Purchase Right, as determined by the Administrator.

12. Stock Delivery; Custody; Participant Rights

12.1 Delivery of Stock

As soon as administratively practicable after each Purchase Date, the Company will cause the shares of Stock purchased under the Plan to be issued, transferred, delivered, or credited for the benefit of each Participant in such manner as the Administrator determines appropriate.

The Company may deliver Stock in certificated form, book-entry form, through a broker account, through an equity administration platform, through an omnibus or custodial arrangement, or through any other method selected by the Administrator.

12.2 Broker and Custody Arrangements

The Administrator may require Participants to establish or maintain an account with a broker, transfer agent, equity administration platform, or other service provider designated by the Company. Purchased shares may be held in such account or arrangement until transferred or sold in accordance with procedures established by the Administrator and the applicable service provider.

Participants will be subject to the rules, fees, procedures, documentation requirements, transfer restrictions, and administrative practices of any broker, transfer agent, equity administration platform, or other service provider used in connection with the Plan.

12.3 No Stockholder Rights Before Purchase

A Participant will have no voting, dividend, liquidation, or other rights as a shareholder of the Company with respect to shares subject to a Purchase Right unless and until such shares have been purchased and issued, transferred, delivered, or credited to or for the benefit of the Participant.

12.4 Dividends on Purchased Shares

Any dividends or other distributions paid with respect to shares purchased under the Plan will be handled in accordance with the rules of the Company, the applicable broker, transfer agent, equity administration platform, or other custody arrangement, unless otherwise provided in an Offering Document.

12.5 Restrictions on Shares

Shares purchased under the Plan will be subject to the Company Trading Policy, Applicable Law, any restrictions imposed by the Administrator, and any restrictions applicable under the Company’s governing documents, securities law compliance procedures, broker procedures, or other Company policies.

The Administrator may impose such legends, stop-transfer instructions, transfer restrictions, holding requirements, sale procedures, or other conditions as it determines necessary or advisable to comply with Applicable Law, the Company Trading Policy, tax withholding obligations, Section 16 of the Exchange Act, or other administrative or governance considerations.

13. Tax; Withholding; Reporting; Section 409A

13.1 Participant Tax Responsibility

Each Participant is responsible for all tax consequences arising from participation in the Plan, including the grant and exercise of a Purchase Right, the purchase of Stock, the holding of Stock, and the sale or other disposition of Stock. The Company does not provide tax advice and does not guarantee any particular tax treatment under the Plan.

13.2 423 Component Reporting

The Company intends that Purchase Rights granted under the 423 Component qualify for treatment under Section 423 of the Code. The Company or applicable Designated Company will satisfy such reporting obligations with respect to the 423 Component as it determines are required under Applicable Law, including Form 3922 reporting to the extent required.

The Administrator may establish procedures for tracking purchases under the 423 Component, monitoring the limitation described in Section 7.6, identifying shares purchased under the Plan, and supporting tax reporting, participant communications, and Company tax compliance.

13.3 Disqualifying Dispositions

Each Participant must notify the Company, in the manner and within the time required by the Administrator, of any sale, transfer, gift, or other disposition of Stock acquired under the 423 Component before the later of:

(a)	two (2) years after the applicable Offering Date; or
(b)	one (1) year after the applicable Purchase Date.

The Administrator may require Participants to provide such information and documentation as the Administrator determines necessary or advisable to determine whether a disposition is a qualifying or disqualifying disposition, to satisfy tax reporting obligations, or to claim any available Company deduction.

13.4 Non-423 Component Tax Treatment

Purchase Rights granted under the Non-423 Component are not intended to qualify under Section 423 of the Code. Amounts realized under the Non-423 Component may be treated as ordinary compensation income or otherwise subject to tax, withholding, payroll tax, director compensation reporting, Form W-2, Form 1099, or other reporting, as determined by the Company or applicable Designated Company.

The Administrator may establish separate tax, withholding, and reporting procedures for the Non-423 Component, including separate procedures for Directors, Officers, Insiders, employees of Affiliates, supplemental purchases, and any other group of Participants.

13.5 Withholding and Tax-Related Items

The Company and each Designated Company may require a Participant to satisfy all Tax-Related Items arising in connection with the Plan. The Administrator may require satisfaction of Tax-Related Items before or as a condition to enrollment, continued participation, exercise of a Purchase Right, purchase of Stock, delivery of Stock, transfer of Stock, or sale of Stock.

Tax-Related Items may be satisfied by payroll withholding, reduction of director fees, withholding from other compensation, cash payment, withholding from sale proceeds, share withholding to the extent permitted by Applicable Law, or any other method approved by the Administrator. The Administrator may also authorize a broker, transfer agent, equity administration platform, or other service provider to assist with collection or remittance of Tax-Related Items.

13.6 Section 409A

Purchase Rights granted under the 423 Component are intended to be exempt from Section 409A. Purchase Rights granted under the Non-423 Component are intended to be structured so that they are exempt from, or comply with, Section 409A. The Plan and each Offering will be interpreted and administered in a manner consistent with those intentions.

No Participant may directly or indirectly designate the taxable year in which a Purchase Right under the Non-423 Component is exercised or settled, except to the extent permitted under Section 409A. The Company does not guarantee that any Purchase Right will be exempt from or comply with Section 409A, and the Company will not be liable for any tax, interest, penalty, or other amount imposed on any Participant under Section 409A or any other tax law.

13.7 Tax and Reporting Information

The Administrator may provide Participants with such tax notices, transaction confirmations, account statements, annual statements, plan information, or other communications as the Administrator determines necessary or advisable. Any such communication is provided for informational purposes only and will not constitute tax, legal, financial, or investment advice.

14. Securities Law; Trading Policy; Regulatory Compliance

14.1 Securities Law and Regulatory Compliance

No Purchase Right may be granted or exercised, and no shares of Stock may be issued, transferred, delivered, credited, or sold under the Plan, unless the Administrator determines that such action complies with Applicable Law, including the Securities Act, the Exchange Act, applicable state securities laws, stock exchange rules, banking laws, and any other applicable legal or regulatory requirement.

The issuance or delivery of Stock under the Plan may be conditioned on the availability of an effective registration statement under the Securities Act, an applicable exemption from registration, approval of any securities exchange or regulatory authority, or the satisfaction of any other requirement determined by the Administrator.

If the Administrator determines that any enrollment, Contribution, Purchase Right, purchase, share delivery, transfer, sale, or other transaction under the Plan would violate Applicable Law or would be impracticable or inadvisable for legal, regulatory, tax, accounting, payroll, trading policy, vendor, administrative, or governance reasons, the Administrator may delay, suspend, cancel, modify, or prohibit the transaction, refund Contributions, carry forward residual Contributions if permitted under the applicable Offering Document, reschedule a Purchase Date, limit the number of shares purchased, or take any other action the Administrator determines appropriate and consistent with the Plan and Applicable Law.

14.2 Participant Disclosure

The Company may provide Participants with a prospectus, plan summary, enrollment materials, tax information, issuer information, annual reports, or other disclosures in such manner as the Company determines necessary or advisable under Applicable Law, including Rule 428 under the Securities Act.

The Administrator may condition participation in the Plan on a Participant’s acknowledgment of receipt, access, or availability of such materials, including through electronic delivery, website access, broker platform delivery, or other methods permitted by Applicable Law.

14.3 Company Trading Policy

All participation in the Plan, including enrollment, Contribution elections, withdrawal elections, purchases, transfers, and sales of Stock, is subject to the Company Trading Policy.

The Administrator may establish procedures to coordinate Enrollment Windows, Offering Dates, Purchase Dates, withdrawal deadlines, share delivery, and sales or transfers with the Company Trading Policy, blackout periods, open trading windows, pre-clearance procedures, Rule 10b5-1 procedures, and other trading controls.

Participation in the Plan through pre-established purchase mechanics does not exempt any Participant from the Company Trading Policy or from any obligation under Applicable Law.

14.4 Insiders and Section 16

The Administrator may impose additional conditions on participation by Insiders, including pre-clearance requirements, restricted enrollment periods, fixed election procedures, blackout-period limitations, Section 16 reporting review, Form 4 coordination, holding or transfer restrictions, and other procedures the Administrator determines necessary or advisable.

Director participation, if permitted, must occur only through the Non-423 Component and may be subject to separate governance approvals, securities law review, tax reporting procedures, proxy disclosure considerations, and Company Trading Policy controls.

14.5 Participant Representations; Legends; Restrictions

The Administrator may require Participants to make such representations, warranties, acknowledgments, or certifications as the Administrator determines necessary or advisable for securities law, tax, trading policy, or administrative compliance.

Shares purchased under the Plan may be subject to legends, stop-transfer instructions, transfer restrictions, holding requirements, sale procedures, broker restrictions, or other conditions imposed by the Administrator, the Company, any Designated Company, any broker, transfer agent, equity administration platform, or Applicable Law.

15. Corporate Transactions; Amendment; Termination; Miscellaneous

15.1 Adjustments

In the event of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, combination or exchange of shares, merger, consolidation, separation, spin-off, reorganization, liquidation, extraordinary cash dividend, or other similar event or transaction affecting the Stock or the capital structure of the Company, the Administrator will make such equitable adjustments as it determines appropriate to:

(a)	the number and class of shares available under the Share Reserve;
(b)	the number and class of shares subject to outstanding Purchase Rights;
(c)	the Purchase Price applicable to outstanding Purchase Rights;
(d)	any purchase limits under the Plan or any Offering Document; and
(e)	any other Plan term affected by the event.

All adjustments under this Section 15.1 will be made in such manner as the Administrator determines appropriate and, with respect to the 423 Component, in a manner intended to comply with Section 423 of the Code. The Administrator’s determinations under this Section 15.1 will be final, binding, and conclusive.

15.2 Corporate Transactions

In the event of a Corporate Transaction, including any transaction that the Administrator determines constitutes a change in control of the Company, the Administrator may take any action it determines appropriate with respect to outstanding Purchase Rights, including:

(a)	continuing the Offering;
(b)	providing for assumption or substitution of outstanding Purchase Rights by the surviving, acquiring, or successor entity or its parent;
(c)	adjusting outstanding Purchase Rights to reflect the Corporate Transaction;
(d)	shortening the Offering Period and establishing a new Purchase Date before the Corporate Transaction;
(e)	terminating the Offering and refunding Contributions without interest, unless interest is required by Applicable Law; or
(f)	taking any other action the Administrator determines appropriate and consistent with the Plan and Applicable Law.

Unless otherwise determined by the Administrator, if outstanding Purchase Rights are not assumed, substituted, or continued in connection with a Corporate Transaction, the Administrator may cause accumulated Contributions to be applied to purchase Stock on a Purchase Date established before the Corporate Transaction, and the Offering will terminate immediately after such purchase.

15.3 Amendment; Shareholder Approval

The Board may amend the Plan at any time and in any respect. The Administrator may approve administrative, ministerial, clarifying, operational, or legally required amendments, and may amend any Offering Document, sub-plan, appendix, form, procedure, or administrative practice, to the extent consistent with the Plan and Applicable Law.

Shareholder approval will be required only to the extent required by Section 423 of the Code, securities laws, stock exchange rules, or other Applicable Law, including for any amendment that increases the Share Reserve other than through an adjustment under Section 15.1, materially expands the class of persons eligible to participate in the Plan, materially changes the method of determining the Purchase Price to the extent shareholder approval is required, materially extends the term of the Plan, or otherwise constitutes a material revision requiring shareholder approval under Applicable Law.

The Board or Administrator may amend the Plan or any Offering to comply with Section 423 of the Code, securities laws, stock exchange rules, tax laws, accounting requirements, the Company Trading Policy, or other Applicable Law, in each case without shareholder approval unless shareholder approval is required by Applicable Law.

15.4 Suspension or Termination

The Board may suspend or terminate the Plan at any time. The Administrator may suspend or terminate any component of the Plan, any Offering, any Purchase Period, or participation by any Designated Company, jurisdiction, group of Participants, or individual Participant, to the extent the Administrator determines such action is necessary or advisable and consistent with the Plan and Applicable Law.

No Purchase Rights may be granted under the Plan after the Plan has been terminated or while the Plan is suspended.

Upon suspension or termination, the Board or Administrator may provide for outstanding Purchase Rights to continue, be exercised on an accelerated Purchase Date, be modified, or be terminated with refund of unused Contributions, in each case as determined by the Board or Administrator and, for the 423 Component, in a manner intended to comply with Section 423 of the Code.

15.5 No Employment or Service Rights

Nothing in the Plan, any Offering Document, or any Purchase Right gives any person a right to continued employment or service with the Company or any Designated Company. The Plan does not limit the right of the Company or any Designated Company to terminate or modify any employment or service relationship at any time, with or without cause, subject to Applicable Law.

15.6 No Right to Future Participation

Participation in the Plan or in any Offering does not create any right to participate in any future Offering or any other compensation, benefit, equity, or incentive arrangement. The Administrator may change eligibility, Offering terms, Contribution limits, Purchase Price formulas, purchase limits, or other terms for future Offerings to the extent permitted by the Plan and Applicable Law.

15.7 No Trust or Funded Arrangement

The Plan is not intended to create a trust or funded arrangement. Contributions credited to a Participant’s Plan Account may be commingled with the general assets of the Company or any Designated Company, except to the extent otherwise required by Applicable Law.

15.8 Use of Proceeds

Proceeds received by the Company from the sale of Stock under the Plan may be used for general corporate purposes unless otherwise determined by the Board.

15.9 Electronic Delivery and Administration

The Company may use electronic means to satisfy any notice, consent, enrollment, election, disclosure, delivery, signature, or other administrative requirement under the Plan, to the extent permitted by Applicable Law. Participation in the Plan may be conditioned on use of electronic documents, electronic signatures, electronic communications, and electronic account access.

15.10 Data Privacy

By participating in the Plan, each Participant authorizes the Company, Designated Companies, and their service providers to collect, use, process, disclose, transfer, and retain personal data as necessary or appropriate to administer the Plan, comply with Applicable Law, and implement the Participant’s elections and transactions under the Plan.

15.11 Governing Law

The Plan will be governed by and construed in accordance with the laws of the State of Washington, without regard to conflict-of-law principles, except to the extent preempted by federal law.

15.12 Severability

If any provision of the Plan is held invalid or unenforceable, the invalid or unenforceable provision will be severed or reformed to the extent necessary to make it valid and enforceable, and the remaining provisions of the Plan will continue in full force and effect.

15.13 Construction

Headings and section titles are for convenience only and do not affect the meaning or interpretation of the Plan. Unless the context clearly requires otherwise, references to statutes, regulations, and rules include any successor provisions and related guidance.

15.14 Conflicts

If there is a conflict between the Plan and an Offering Document, the Plan will control unless the Plan expressly permits the Offering Document to vary the applicable term. For any Offering under the 423 Component, Section 423 of the Code will control over any inconsistent provision of the Plan, an Offering Document, or any administrative practice.

15.15 No ERISA Plan

The Plan is not intended to constitute or be treated as an employee pension benefit plan or employee welfare benefit plan under the Employee Retirement Income Security Act of 1974, as amended.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T02285-P54599 ! ! ! For All Withhold All For All Except For Against Abstain For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. RIVERVIEW BANCORP, INC. 900 WASHINGTON STREET SUITE 900 VANCOUVER, WASHINGTON 98660-3409 01) Bess R. Wills 02) Larry A. Hoff RIVERVIEW BANCORP, INC. 2. Advisory (non-binding) vote to approve the compensation paid to our named executive officers. 3. Approval of the adoption of the Riverview Bancorp, Inc. 2026 Stock Purchase Plan. 1. Election of Directors Nominees: Three-year term One-year term The Board of Directors recommends you vote FOR the following: The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title, as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 03) Jon L. Griod 04) Kourosh N. Zamanizadeh SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 26, 2026 for shares held directly and by 11:59 p.m. Eastern Time on August 22, 2026 for shares held in the Riverview 401(k) or ESOP Plans. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/RVSB2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Riverview Bancorp, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports, electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

T02286-P54599 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report are available at www.proxyvote.com. FOLD AND DETACH HERE REVOCABLE PROXY – RIVERVIEW BANCORP, INC. Annual Meeting of Shareholders August 27, 2026 at 10:00 A.M. This proxy is solicited by the Board of Directors The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Riverview Bancorp, Inc. ("Riverview") with full power of substitution, to vote as designated on the reverse side and in their discretion, upon such other business as may properly come before the meeting, all shares of common stock of Riverview held of record by the undersigned on July 1, 2026, at the Annual Meeting of Shareholders to be held on August 27, 2026, or any adjournment or postponements thereof. If you are a participant in either the Riverview Bancorp, Inc. Employee Stock Ownership Plan or the Riverview Bancorp, Inc. Employees' Savings and Profit Sharing Plan, this proxy constitutes your direction to the trustees of such plans to vote as directed on the reverse side your proportionate interest in the shares of common stock held in the plan. In order for the trustees to receive your direction in time to vote, your proxy must be received by August 22, 2026. If your proxy is not received by August 22, 2026, the share equivalents credited to your account will be voted by the trustee in the same proportion that it votes share equivalents for which it receives timely instructions from all plan participants. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO DIRECTION IS GIVEN IN THE SPACE PROVIDED ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2026 ANNUAL MEETING. Continued and to be signed on reverse side